                                                                    EXHIBIT 10.5


                                 LEASE AGREEMENT


     THIS LEASE, dated as of June 20, 1997, is by and between HIGHLAND PARK VENTURERS, LLC, a Colorado limited liability company ("Landlord") and VERIO INC., a Delaware corporation ("Tenant").

     1. PRINCIPAL TERMS. Capitalized terms, first appearing in quotations in this Section, elsewhere in the Lease or any Exhibits, are definitions of such terms as used in the Lease and Exhibits and shall have the defined meaning whenever used.

   1.1      "BUILDING":           Waterview One, 8005 South Chester Street,
                                  Englewood, Colorado 80112

   1.2      "PREMISES":           approximately 33,300 rentable square feet,
                                  consisting of approximately 24,415 rentable square feet which is the entire 2nd floor and approximately 8,885 rentable square feet on the Suite #100

   1.3      TERM:                 "Initial Term": 60 calendar months
                                  "Commencement Date": February 1, 1998
                                  "Expiration Date": January 31, 2003 [THE
                                  EXACT COMMENCEMENT AND EXPIRATION DATES TO
                                  BE DETERMINED IN ACCORDANCE WITH SECTION 5.1
                                  AND THE WORK LETTER]

   1.4      "BASE RENT":                           Annual Per Rentable
                                  Period            Square Foot Rate          Monthly
                                  ------          --------------------        -------

                                  Months 1-36             $21.85              $60,633.75
                                  Months 37-60            $22.00              $61,050.00
                                  [SEE ADDENDUM]


   1.5      OPERATING EXPENSES:   Base Year: 1998 (with Taxes portion based on
                                  $1.80 per rentable square foot) [SEE EXHIBIT
                                  C] Pro Rata Share: 34.1196% [SEE ADDENDUM]


   1.6      "DEPOSIT":            $60,633.75 [ALSO SEE ADDENDUM RE LETTER OF
                                  CREDIT]

   1.7      "PERMITTED USE":      General business office as Internet service
                                  provider


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

   1.8      "GUARANTOR":                 None

                                         Address:
                                                 -------------------------------

                                         ---------------------------------------

   1.9      PARKING:                     154 surface spaces
                                         6 covered spaces

   1.10     LANDLORD'S                   Miller Global Properties, LLC,
            NOTICE ADDRESS:              4643 S. Ulster Street,  Suite
                                         1500, Denver, CO 80237, Attn: Donald E.
                                         Spiegleman, Esq. or Mr. Paul Hogan

   1.11     LANDLORD'S TAX I.D.:         84-1366456

   1.12     TENANT'S NOTICE
            ADDRESS:
            Precommencement Address:     9250 E. Costilla Avenue Suite 400
                                         Englewood, CO 80112


            Post Commencement Address:   8005 South Chester Street, Suite 100,
                                         Englewood, Colorado 80112

   1.13     TENANT'S TAX I.D.:           84-1339720

   1.14     LANDLORD'S BROKER:           Vector Property Services, LLC

   1.15     COOPERATING BROKER:          LundeCommercial Corporate Real Estate
                                         Incorporated

   1.16     ATTACHMENTS:                 [check if applicable]
                                           x      Addendum
                                         -----
                                           x      Work Letters
                                         -----
                                                  Option A -- Landlord Performs
                                         -----                Work
                                                  Option B -- Tenant Performs
                                         -----                Work
                                           x      Exhibit A-1 - The Premises
                                         -----
                                           x      Exhibit A-2 - Right of First
                                         -----                  Offer Space
                                           x      Exhibit B - Real Property
                                         -----
                                           x      Exhibit C - Operating Expenses
                                         -----
                                           x      Exhibit D - Commencement
                                         -----                Certificate
                                           x      Exhibit E - Rules and
                                         -----                Regulations
                                           x      Exhibit F - Signage
                                         -----
                                           x      Exhibit G - Letter of Credit
                                         -----

   2. GENERAL COVENANTS. Tenant covenants and agrees to pay Rent and perform the obligations hereafter set forth and in consideration therefor Landlord leases to Tenant the Premises as depicted on the plat attached as EXHIBIT A-1, together with a non-exclusive right, subject to the provisions hereof, to use plazas, common areas, or other areas on the real property legally described on EXHIBIT B (the "Real Property") designated by Landlord for the exclusive or non-exclusive use of the tenants of the Building ("Common Areas"). The



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

Building, Real Property, Common Areas, and appurtenances are hereinafter collectively sometimes called the "Building Complex."

     3. TERM. The term of the Lease commences at 12:01 a.m. on the Commencement Date and terminates at 12:00 midnight on the Expiration Date ("Term" as used herein shall mean the partial month, if any, between the Commencement Date and the commencement of the Initial Term as determined herein, the Initial Term, and any extensions thereof.).

     4. RENT. Subject to the provisions below, commencing on the Commencement Date and on the first day of each month thereafter, Tenant shall pay Base Rent in the amount stated in Section 1.4, in advance without notice (all amounts, including Base Rent, to be paid by Tenant pursuant to this Lease as the context requires are sometimes referred to collectively as "Rent(s)"). Rents shall be paid without set off, abatement, or diminution at such place as Landlord from time to time designates in writing.

     5. COMPLETION OR REMODELING OF THE PREMISES.

        5.1 The Premises shall be located in a Building to be constructed by Landlord. "Base Building" means the Building upon completion by Landlord of the base building work that Landlord is obligated to complete in accordance with the Work Letter. All provisions regarding tenant finish work in the Premises beyond the Base Building (the "Finish Work") are set forth in the Work Letter. Landlord shall provide a tenant finish allowance to Tenant and, at Tenant's election, either Landlord shall contract for completion of the Finish Work for the Premises (in accordance with Option A Work Letter, attached hereto) or Tenant shall contract for completion of the Finish Work (in accordance with Option B Work Letter attached hereto). Tenant shall give written notice to Landlord on or before August 8, 1997, of Tenant's election to utilize either the Option A Work Letter or Option B Work Letter; if Tenant fails to give notice by such date, Tenant shall be deemed to have elected to be governed by the Option B Work Letter ("Work Letter" as used herein means the work letter elected or deemed elected under this provision). Except as provided in the Work Letter, Landlord has no obligation for the completion of the Premises. If Landlord is delayed in delivering the Premises to Tenant in accordance with the Work Letter, then the Commencement Date will be postponed in accordance with the Work Letter. If the Commencement Date occurs on other than the first day of the month in accordance with the provisions of the Work Letter, then the commencement of the Initial Term will be delayed to the first day of the month following the Commencement Date but all provisions hereof, including Tenant's obligation to pay Rent at the monthly rate set forth in Section 1.4 for Month 1 (prorated for a partial month), will be in effect as of the Commencement Date. The postponement of Tenant's obligation to pay Rent and Tenant's right to hold over in temporary premises located in the Solarium Building, which is owned by an affiliate of Landlord, in accordance with the terms of the lease between Landlord's affiliate and Tenant (the "Solarium Lease") is in full settlement of all claims which Tenant may otherwise have by reason of such delay. If the commencement of the Initial Term is delayed, the Expiration Date shall be extended so that the Initial Term will continue for the full period set forth in Section 1.3. As soon as the Commencement Date occurs, Landlord and Tenant agree to execute a commencement agreement in the form attached as EXHIBIT D, setting forth the Commencement Date, the date of commencement of the Initial Term and the Expiration Date.



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

        5.2 Subject to the punchlist provisions and provisions with regard to latent defects in the Work Letter, taking possession of the Premises by Tenant is conclusive evidence that the Premises are in the condition agreed between Landlord and Tenant and acknowledgment by Tenant of satisfactory completion of any work which Landlord has agreed to perform.

     6. OPERATING EXPENSES. Tenant shall pay additional Rent in accordance with EXHIBIT C attached hereto.

     7. SERVICES.

        7.1 Subject to the provisions below, Landlord agrees, without charge, in accordance with standards determined by Landlord from time to time for the Building (which standards shall provide for services at least equivalent to services provided by office buildings of similar size and quality in the southeast suburban Denver metropolitan area): (1) to furnish running water at those points of supply for general use of tenants of the Building; (2) during Ordinary Business Hours to furnish to interior Common Areas heated or cooled air (as applicable), electrical current, janitorial services, and maintenance; (3) during Ordinary Business Hours to furnish heated or cooled air to the Premises for standard office use provided the recommendations of Landlord's engineer regarding occupancy and use of the Premises are complied with by Tenant; (4) to furnish, subject to availability and capacity of building systems, unfiltered treated chilled water for use in Tenant's packaged HVAC systems provided that such systems are approved by Landlord, including strainers, pumping systems and controls; (5) to provide, during Ordinary Business Hours, the general use of passenger elevators for ingress and egress to and from the Premises (at least one such elevator shall be available at all times except in the case of emergencies or repair); (6) to provide janitorial services for the Premises to the extent of the Finish Work (including window washing of the outside of exterior windows); and (7) to cause electric current to be supplied to the Premises for Tenant's Standard Electrical Usage (items (1) through (7) are collectively called "Services"). "Tenant's Standard Electrical Usage" means weekly electrical consumption in an amount determined by (i) multiplying 3.5 watts/square foot by 59 hours and (ii) multiplying the product thereof by the number of rentable square feet in the Premises. "Ordinary Business Hours" means 7:00 a.m. to 6:00 p.m. Monday through Friday and 9:00 a.m. to 12:00 p.m. on Saturdays, Legal Holidays excepted. "Legal Holidays" mean New Year's Day, Martin Luther King Day, Presidents' Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and such other national holidays hereafter established by the United States Government.

        7.2 "Excess Usage" means any usage of electricity (1) during other than Ordinary Business Hours; (2) in an amount in excess of Tenant's Standard Electrical Usage; or (3) for Special Equipment or for standard HVAC services during other than Ordinary Business Hours. "Special Equipment" means (a) any equipment consuming more than 0.5 kilowatts at rated capacity, (b) any equipment requiring a voltage other than 120 volts, single phase, or (c) equipment that requires the use of self-contained HVAC units. If Tenant desires Excess Usage, Landlord will use reasonable efforts to supply the same. Tenant shall reimburse Landlord for all Landlord's actual costs of providing services for Excess Usage, including costs for materials, additional wear and tear on equipment, utilities, and labor (including fringe and overhead costs). Computation of such costs will be made by Landlord's engineer, based on his engineering survey of Tenant's Excess Usage. Tenant shall also reimburse Landlord for all costs of supplementing the Building HVAC System and/or extending or supplementing any electrical service, as Landlord determines is necessary, as a result of Tenant's Excess Usage. Prior to installation or use of Special Equipment or operation of the Premises for extended hours on an ongoing basis, Tenant shall notify Landlord of such intended installation or use and obtain Landlord's consent. Not less than 24 hours' prior notice shall be given Landlord of Tenant's request for such services. Tenant may request that Landlord install at Tenant's cost a check meter and/or flow meter to determine the cost of Tenant's Excess Usage. Tenant shall also pay the cost of replacing light bulbs and/or tubes and ballast used in all lighting in the Premises other than the standard Building fluorescent lighting provided by Landlord to all tenants of the Building.

        7.3 If Tenant requires janitorial services other than those included as standard Services, Tenant shall separately pay for such services monthly upon billings by Landlord, or Tenant shall, at Landlord's option, separately contract for such services with the same company used by Landlord to furnish janitorial services to the Building.

        7.4 Landlord may discontinue, reduce, or curtail Services (either temporarily or permanently) when necessary due to accident, repairs, alterations, strikes, lockouts, Applicable Laws, or any other happening beyond Landlord's reasonable control. Landlord is not liable for damages to Tenant or any other party as a result of any interruption, reduction, or discontinuance of Services (either temporary or permanent) nor shall the occurrence of any such event be construed as an eviction of Tenant, cause or permit an abatement, reduction or setoff of Rent, or operate to release Tenant from Tenant's obligations. Notwithstanding the foregoing, Landlord agrees that if there is an interruption within Landlord's reasonable control (other than an interruption resulting from a fire or other casualty subject to the provisions of Section 18) of the services which Landlord is obligated to provide that renders the Premises unusable for Tenant's normal office operations and continues for a period of 10 or more consecutive days after Landlord receives notice from Tenant (an "Unauthorized Interruption"), Tenant's Rent will abate in proportion to the unusable portion of the Premises, except as provided herein, commencing at the end of such 10-day period and abatement shall continue until such services have been restored to permit Tenant's normal office operations; no abatement shall occur, however, if Landlord has commenced and proceeds with due diligence to cure such cause or remediate such interruption and it cannot be fully cured or reasonably remediated within such 10-day period. Landlord agrees to use its reasonable efforts to cause utility companies to restore any interruptions of the supply of gas, electricity, and water utilities to the Premises.

        7.5 Tenant shall promptly notify Landlord of any accidents or defects in the Building of which Tenant becomes aware, including defects in pipes, electric wiring, and HVAC equipment, and of any condition which may cause injury or damage to the Building or any person or property therein.

        8. QUIET ENJOYMENT. So long as an Event of Default has not occurred, Tenant is entitled to the quiet enjoyment and peaceful possession of the Premises subject to the provisions of this Lease.

        9. DEPOSIT. Tenant has deposited and will keep on deposit at all times during the Term with Landlord the Deposit as security for the payment and performance of Tenant's obligations under this Lease. If, at any time, Tenant is in default, Landlord has the right to use the Deposit, or so much thereof as necessary, in payment of Rent, in reimbursement of any expense incurred by Landlord, and in payment of any damages incurred by Landlord by reason of such default. In such event, Tenant shall on demand of Landlord forthwith remit to Landlord a sufficient amount in cash to restore the Deposit to the original amount. If the entire Deposit has not been utilized, the remaining amount will be refunded to Tenant or to whoever is then the holder of Tenant's interest in this Lease, without interest, within 60 days after the later of the expiration of this Lease or vacation of the Premises by Tenant. Landlord may commingle the Deposit with other funds of Landlord. Landlord may deliver the Deposit to any purchaser of Landlord's interest in the Premises and Landlord shall be discharged from further liability therefor upon notice to Tenant that such purchaser has received the Deposit and Letter of Credit. Tenant agrees that if a Mortgagee succeeds to Landlord's interest in the Premises by reason of foreclosure or deed in lieu of foreclosure, Tenant has no claim against the Mortgagee for the Deposit or any portion thereof unless such Mortgagee has actually received the same from Landlord and Landlord shall take all action required to ensure that the Deposit (or the portion not utilized in accordance with this Lease) and the Letter of Credit (to the extent not presented in accordance with this Lease) are available to any Mortgagee who succeeds to Landlord's interest in the Premises by reason of foreclosure or deed in lieu of foreclosure. If claims of Landlord exceed the Deposit, Tenant shall remain liable for the balance.

        10. CHARACTER OF OCCUPANCY. Tenant shall occupy the Premises for the Permitted Use and for no other purpose, and use it in a careful, safe, and proper manner and pay on demand for any damage to the Premises caused by misuse or abuse by Tenant, Tenant's agents or employees, or any other person entering upon the Premises under express or implied invitation of Tenant (collectively, "Tenant's Agents"). Tenant, at Tenant's expense, shall comply with all applicable federal, state, city, quasi-governmental and utility provider laws, codes, rules, and regulations now or hereafter in effect ("Applicable Laws") which impose any duty upon Landlord or Tenant with respect to the occupation or alteration of the Premises; provided, however, that Tenant shall not be required to make any structural changes to the Premises or changes in the mechanical systems of the Building unless arising from Tenant's specific use of the Premises (as distinguished from office use generally) or from Tenant's Alterations. Tenant shall not commit or permit waste or any nuisance on or in the Premises. Tenant agrees not to store, keep, use, sell, dispose of or offer for sale in, upon or from the Premises any article or substance prohibited by any insurance policy covering the Building Complex nor shall Tenant keep, store, produce or dispose of on, in or from the Premises or the Building Complex any substance which may be deemed an infectious waste or hazardous substance under any Applicable Laws, except customary office and cleaning supplies.

     11. MAINTENANCE, ALTERATIONS AND REENTRY BY LANDLORD.

         11.1 Landlord will (i) make repairs and replacements to HVAC, mechanical, life safety and electrical systems in the Premises (to the extent such systems are Building standard) deemed necessary by Landlord for normal operations of the Building Complex consistent with operations in office buildings of similar size and quality in the southeast suburban Denver metropolitan area; and (ii) provide upkeep, maintenance, and repairs to all Common Areas, including repairs to structural and mechanical components, as required in order to maintain the existing structure and systems in good, safe and working condition and consistent



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with standards for upkeep, maintenance and repairs in office buildings of similar size and quality in the southeast suburban Denver metropolitan area. Except as provided in this Section or otherwise expressly required in this Lease, Landlord is not required to make improvements or repairs to the Premises during the Term.

         11.2 After giving Tenant at least 24 hours prior notice (except no notice shall be required in an emergency or for janitorial services), Landlord or Landlord's agents or contractors may at any time enter the Premises for examination and inspection, or to perform, if Landlord elects, any obligations of Tenant which Tenant fails to perform or such cleaning, maintenance, janitorial services, repairs, replacements, additions, or alterations as Landlord deems necessary for the safety, improvement, or preservation of the Premises or other portions of the Building Complex or as required by Applicable Laws. After giving Tenant at least 24 hours prior notice, Landlord or Landlord's agents may also show the Premises to prospective tenants, purchasers and Mortgagees (provided, however, Landlord shall not show the Premises to prospective tenants until the last 12 months of the Term, as it may be extended, or until an Event of Default). Any such reentry does not constitute an eviction or entitle Tenant to abatement of Rent. Landlord may make such alterations or changes in other portions of the Building Complex as Landlord desires so long as such alterations and changes do not unreasonably interfere with Tenant's normal business operations in the Premises and permit reasonable access to the Premises. Landlord may use the Common Areas and one or more street entrances to the Building Complex as may be necessary in Landlord's judgment to complete such work, provided that Tenant shall have reasonable access to the Premises.

     12. ALTERATIONS AND REPAIRS BY TENANT.

         12.1 Tenant shall not make any alterations to the Premises during the Term, including installation of equipment or machinery which requires modifications to existing electrical outlets or increases Tenant's usage of electricity beyond Tenant's Standard Electrical Usage (collectively "Alterations") without in each instance first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned. Landlord's consent or approval of the plans, specifications and working drawings for any Alterations shall not constitute any warranty or representation by Landlord (and shall not impose any liability on Landlord) as to their completeness, design sufficiency, or compliance with Applicable Laws. Tenant shall at its cost: pay all reasonable engineering and design costs incurred by Landlord as to all Alterations, obtain all governmental permits and approvals required, and cause all Alterations to be completed in compliance with Applicable Laws and requirements of Landlord's insurance. All such work relating to Alterations shall be performed in a good and workmanlike manner, using new materials and equipment at least equal in quality to the Finish Work. All Alterations, repair and maintenance work performed by Tenant shall be done at Tenant's expense by Landlord's employees or, with Landlord's prior consent (which consent shall not be unreasonably withheld or delayed) and subject to any conditions imposed by Landlord, by other persons requested by Tenant; however, if such work is not performed by Landlord's employees, Tenant shall pay Landlord a reasonable supervisory fee upon receipt of an invoice. If Landlord authorizes such persons to perform work, Tenant shall deliver to Landlord prior to commencement certificates issued by insurance companies qualified to do business in the State of Colorado, evidencing that worker's compensation, public liability insurance, and property damage insurance (in amounts, with companies and on forms satisfactory to Landlord) are in



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force and maintained by all contractors and subcontractors engaged to perform such work. All liability policies shall name Landlord, Building Manager, and Mortgagee as additional insureds. Each certificate shall provide that the insurance may not be cancelled or modified without 10 days' prior written notice to Landlord and Mortgagee. Landlord also has the right to post notices in the Premises in locations designated by Landlord stating that Landlord is not responsible for payment for such work and containing such other information as Landlord deems necessary. All such work shall be performed in a manner which does not unreasonably interfere with Landlord or other tenants of the Building, or impose additional expense upon Landlord in the operation of the Building Complex (unless Tenant agrees to pay such additional cost).

         12.2 Tenant shall keep the Premises in as good order, condition, and repair and in an orderly state, as on the Commencement Date, loss by fire or other casualty or ordinary wear excepted.

         12.3 All Alterations, including partitions, paneling, carpeting, drapes or other window coverings, and light fixtures (but not including movable office furniture not permanently attached to the Building and Tenant's equipment and trade fixtures), are deemed a part of the real estate and the property of Landlord and remain upon and be surrendered with the Premises at the end of the Term, whether by lapse of time or otherwise, unless Landlord notifies Tenant no later than 15 days prior to the end of the Term that it elects to have Tenant remove all or part of such Alterations, and in such event, Tenant shall at Tenant's expense promptly remove the Alterations specified and restore the Premises to its prior condition, reasonable wear and tear excepted. If requested by Tenant in connection with Tenant's request for Landlord's consent to any Alterations proposed by Tenant, Landlord shall inform Tenant whether Landlord will require the removal of such Alterations pursuant to this Section 12.3 and, if Landlord does not so inform Tenant, Tenant shall not be required to remove such Alterations at the end of the Term.

     13. MECHANICS' LIENS. Tenant shall pay for all work done on the Premises by Tenant or at its request (subject to the provisions applicable to the Finish
Work) of a character which may result in liens on Landlord's or Tenant's interest and Tenant will keep the Premises free of all mechanics' liens, and other liens on account of such work. Tenant indemnifies, defends, and saves Landlord harmless from all liability, loss, damage, or expenses, including attorneys' fees, on account of any claims of laborers, materialmen or others for work performed or for materials or supplies furnished to Tenant or persons claiming under Tenant. If any lien is recorded against the Premises or Building or any suit affecting title thereto is commenced as a result of such work, or supplying of materials, Tenant shall cause such lien to be removed of record within 5 days after notice from Landlord. If Tenant desires to contest any claim, Tenant must furnish Landlord adequate security of at least 150% of the amount of the claim, plus estimated costs and interest and, if a final judgment establishing the validity of any lien is entered, Tenant shall immediately pay and satisfy the same. If Tenant fails to proceed as aforesaid, Landlord may pay such amount and any costs, and the amount paid, together with reasonable attorneys' fees incurred, shall be immediately due Landlord upon notice.

     14. SUBLETTING AND ASSIGNMENT.


         14.1 Tenant shall not sublet any part of the Premises nor assign or otherwise transfer this Lease or any interest herein (sometimes referred to as "Transfer," and the subtenant



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

or assignee may be referred to as "Transferee") without the consent of Landlord first being obtained, which consent will not be unreasonably withheld provided that: (1) Tenant complies with the provisions of Section 14.4; (2) Landlord declines to exercise its rights under Section 14.3; (3) the Transferee is engaged in a business and the portion of the Premises will be used in a manner which is in keeping with the then standards of the Building and does not conflict with any exclusive use rights granted to any other tenant of the Building Complex; (4) the Transferee has reasonable financial worth in light of the responsibilities involved; (5) Tenant is not in default at the time it makes its request; (6) the Transferee is not a governmental or quasi-governmental agency; (7) the Transferee is not a tenant or currently negotiating a lease with Landlord in any Building owned by Landlord in or its affiliates in the Denver metropolitan area (including the Building Complex). Transfer includes a sale by Tenant of substantially all of its assets or stock if Tenant is a publicly traded corporation, a merger of Tenant with another corporation (if Tenant is not the surviving corporation), the transfer of 25% or more of the stock in a corporate tenant whose stock is not publicly traded, or transfer of 25% or more of the beneficial ownership interests in a partnership or limited liability company tenant.

         14.2 Following any Transfer in accordance with this Section 14, Landlord may, after default by Tenant, collect rent from the Transferee or occupant and apply the net amount collected to the Rent, but no Transfer or collection will be deemed an acceptance of the Transferee or occupant as Tenant or release Tenant from its obligations. Consent to a Transfer shall not relieve Tenant from obtaining Landlord's consent to any other Transfer. Notwithstanding Landlord's consent to a Transfer, Tenant shall continue to be primarily liable for its obligations. If Tenant collects any rent or other amounts from a Transferee in excess of the Rent for any monthly period, Tenant shall pay Landlord the excess monthly, as and when received.

         14.3 Notwithstanding the above, if Tenant requests Landlord's consent to sublet 25% or more of the Premises, Landlord may refuse to grant such consent in its sole discretion and terminate this Lease as to the portion of the Premises with respect to which such consent was requested; provided, however, if Landlord does not consent and elects to terminate the Lease as to such portion, Tenant may within 15 days after notice from Landlord to this effect withdraw Tenant's request for consent. If such termination occurs, it shall be effective on the date designated in a notice from Landlord and shall not be more than 30 days following such notice and, upon such termination, Tenant shall be released from all further obligations under this Lease with respect to the portion of the Premises as to which the Lease is terminated (except for Rent attributable to the period prior to such termination) and the Rent and Tenant's obligation to pay Operating Expenses shall be reduced in proportion to the portion of the Premises as to which this Lease is terminated.

         14.4 Tenant must notify Landlord at least 30 days prior to the desired date of the Transfer ("Tenant's Notice"). Tenant's Notice shall describe the portion of the Premises to be transferred and the terms and conditions. Landlord has, without obligation, 30 days following receipt of Tenant's Notice to sublet the space on Tenant's behalf (subject to Tenant's reasonable approval of the proposed use by the subtenant and such subtenant's financial ability to perform its obligations under the proposed sublease) or to exercise its rights pursuant to Section 14.3 if Tenant's Notice discloses that 25% or more of the Premises is involved. If the space covered by Tenant's Notice is subleased by Landlord, rent and other sums due from the subtenant will be



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

paid to Tenant directly and Landlord has no responsibility for the performance by such subtenant of its obligations under its sublease with Tenant. If Landlord is unwilling or unable to locate a subtenant (and, if applicable, declines to exercise its rights under Section 14.3), Landlord will notify Tenant not later than 60 days after receipt of Tenant's Notice and Tenant shall be free to sublet the specified portion of the Premises to any third party on terms substantially identical to those described in Tenant's Notice, subject to Landlord's consent as set forth above. If Tenant does not sublet such portion of the Premises within 30 days following Landlord's notice to Tenant, Tenant must reoffer the Premises to Landlord in accordance with the provisions hereof prior to subleasing to a third party.

         14.5 All documents utilized by Tenant to evidence a Transfer are subject to reasonable approval by Landlord. Tenant shall pay Landlord's reasonable expenses, including reasonable attorneys' fees, of determining whether to consent and in reviewing and approving the documents. Tenant shall provide Landlord with such information as Landlord reasonably requests regarding a proposed subtenant, including financial information.

         14.6 If a trustee or debtor in possession in bankruptcy is entitled to assume control over Tenant's rights under this Lease and assigns such rights to any third party notwithstanding the provisions hereof, the rent to be paid by such party shall be increased to the current Base Rent (if greater than that being paid for the Premises) which Landlord charges for comparable space in the Building as of the date of such third party's occupancy. If Landlord is entitled under the Bankruptcy Code to "Adequate Assurance" of future performance of this Lease, the parties agree that such term includes the following:

         (1) Any assignee must demonstrate to Landlord's reasonable satisfaction a net worth (as defined in accordance with generally accepted accounting principles consistently applied) at least as large as the net worth of Tenant on the Commencement Date increased by 7%, compounded annually, for each year thereafter through the date of the proposed assignment. Tenant's financial condition was a material inducement to Landlord in executing this Lease.

         (2) The assignee must assume and agree to be bound by the provisions of this Lease.

     15. DAMAGE TO PROPERTY. Tenant agrees Landlord is not liable for any injury or damage, either proximate or remote, occurring through or caused by fire, water, steam, or any repairs, alterations, injury, accident, or any other cause to the Premises, to any furniture, fixtures, Tenant improvements, or other personal property of Tenant kept or stored in the Premises, or in other parts of the Building Complex, whether by reason of the negligence or default of Landlord, other occupants, any other person, or otherwise; and the keeping or storing of all property of Tenant in the Premises and Building Complex is at the sole risk of Tenant. Tenant's liability for any injury or damage to the Building or personal property of Landlord kept or stored in the Building Complex shall be limited in accordance with Section 18.6.

     16. INDEMNITY TO LANDLORD.

         16.1 Tenant agrees to indemnify, defend, and hold Landlord and Building Manager harmless from all liability, costs, or expenses, including attorneys' fees, on account of damage to the person or property of any third party, including any other tenant in the Building Complex, to the extent caused by the negligence or breach of this Lease by the Tenant or Tenant's Agents.

         16.2 Tenant shall maintain throughout the Term a commercial general liability policy, including protection against death, personal injury and property damage, issued by an insurance company qualified to do business in the State of Colorado, with a single limit of not less than $1,000,000.00 Such policy shall name Landlord, Building Manager, and Mortgagee as additional insureds, be primary to any other similar insurance of such additional insureds, and provide that it may not be cancelled or modified without at least 20 days' prior notice to Landlord and Mortgagee. The minimum limits of such insurance do not limit the liability of Tenant hereunder. Prior to occupancy of the Premises, and prior to expiration of the then-current policy, Tenant shall deliver certificates evidencing that insurance required under this Lease is in effect.

         16.3 Landlord agrees to indemnify, defend, and hold Tenant harmless from all liability, costs, or expenses, including attorneys' fees, on account of damage to the person or property of any third party (excluding Tenant's Agents), including any other tenant in the Building Complex, to the extent caused by the negligence or breach of this Lease by Landlord or Building Manager.

         17. SURRENDER AND NOTICE. Upon the expiration or other termination of this Lease, Tenant shall immediately quit and surrender to Landlord the Premises broom clean, in good order and condition, ordinary wear and tear and loss by fire or other casualty excepted, and Tenant shall remove all of its movable furniture and other effects, all telephone cable and related equipment in the Building installed for Tenant, and such Alterations, as Landlord requires. If Tenant fails to timely vacate the Premises as required, Tenant is responsible to Landlord for all resulting costs and damages of Landlord, including any amounts paid to third parties who are delayed in occupying the Premises.

         18. INSURANCE, CASUALTY, AND RESTORATION OF PREMISES. 18.1 Landlord shall maintain property insurance for the Building Complex, the shell and core of the Building and the Premises in such amounts, from such companies, and on such terms and conditions, including insurance for loss of Rent as Landlord deems appropriate, from time to time, consistent with amounts and coverages retained by reasonably prudent landlords in office buildings of similar size and quality in the southeast suburban Denver metropolitan area. Landlord acknowledges that as of the Commencement Date Landlord is retaining all risk property insurance in amounts not less than 90% of the replacement cost value, which coverage is subject to change in the future.

         18.2 Tenant shall maintain throughout the Term insurance coverage at least as broad as ISO Special Form Coverage against risks of direct physical loss or damage (commonly known as "all risk") for the full replacement cost of Tenant's property and betterments in the Premises, including tenant finish in excess of the Finish Work.

         18.3 If the Building is damaged by fire or other casualty which renders the Premises wholly unusable for Tenant's normal office operations or the damage is so extensive that an architect selected by Landlord certifies in writing to Landlord and Tenant within 60 days of said casualty that the Premises cannot, with the exercise of reasonable diligence, be made fit for Tenant's normal office operations within 180 working days from the happening thereof, then, at the option of Landlord or Tenant exercised in writing to the other within 30 days of such determination, this Lease shall terminate as of the occurrence of such damage. In the event of termination, Tenant shall pay Rent duly apportioned up to the time of such casualty and forthwith surrender the Premises and all interest. If Tenant fails to do so, Landlord may reenter and take possession of the Premises and remove Tenant. If, however, the damage is such that the architect certifies that the Premises can be made usable for Tenant's normal office operations within such 180-day period or neither Landlord or Tenant elects to terminate the Lease despite the extent of damage, then the provisions below apply.

         18.4 If the Premises are damaged by fire or other casualty that does not render it wholly unusable for Tenant's normal office operations or require a repair period in excess of 180 days, Landlord shall with reasonable promptness except as hereafter provided repair the Premises to the extent of the Finish Work.

         18.5 If the Building is damaged (though the Premises may not be affected, or if affected, can be repaired within 180 days) and within 60 days after the damage Landlord decides not to reconstruct or rebuild the Building, then, notwithstanding anything contained herein, upon notice to that effect from Landlord within said 60 days, Tenant shall pay the Rent apportioned to such date, this Lease shall terminate from the date of such notice, and both parties discharged from further obligations except as otherwise expressly provided.

         18.6 Landlord and Tenant waive all rights of recovery against the other and its respective officers, partners, members, agents, representatives, and employees for loss or damage to its real and personal property kept in the Building Complex which is capable of being insured against under ISO Special Form Coverage, or for loss of business revenue or extra expense arising out of or related to the use and occupancy of the Premises. Tenant also waives all such rights of recovery against Building Manager. Each party shall, upon obtaining the property damage insurance required by this Lease, notify the insurance carrier that the foregoing waiver is contained in this Lease and use reasonable efforts to obtain an appropriate waiver of subrogation provision in the policies.

         18.7 Rent shall abate during any period of repair and restoration in the same proportion that the part of the Premises rendered unusable for Tenant's normal office operations bears to the whole; provided, however, if the casualty is the fault of Tenant or Tenant's Agents, then the Rent will abate during any such period of repair and restoration but only to the extent of any recovery by Landlord under its rental insurance related to the Premises.

     19. CONDEMNATION. If the Premises or any material portion that renders the Premises unusable for Tenant's normal office operations or any portion of the Building Complex which renders the Premises unusable for Tenant's normal office operations is taken by right of eminent domain, or by condemnation (which includes a conveyance in lieu of a taking), this Lease, at the option of either Landlord or Tenant exercised by notice to the other within 30 days after the taking, shall terminate and Rent shall be apportioned as of the date of the taking. Tenant shall forthwith surrender the Premises and all interest in this Lease, and, if Tenant fails to do so, Landlord may reenter and take possession of the Premises. If this Lease is not terminated in accordance with this Section, Landlord shall promptly repair the Premises as nearly as possible to its condition immediately prior to the taking, unless Landlord elects not to rebuild under Section 18.5, and the Rent shall abate during the period of repair in the same proportion that the part of the Premises taken or rendered unusable for Tenant's normal office operations bears to the whole. Landlord shall receive the entire award or consideration for the taking, except Tenant may claim and prove in any such proceeding and receive any award, or seek a separate award, made to Tenant specifically for damages for trade fixtures, equipment and moving or relocation expenses so long as such award does not reduce Landlord's award.

     20. DEFAULT BY TENANT.

     20.1 Each of the following events is an "Event of Default":

         (1) Any failure by Tenant to pay Rent on the due date unless such failure is cured within 5 business days after notice by Landlord; however, Tenant is not entitled to more than 2 notices of delinquent payments during any calendar year and, if thereafter during such calendar year any Rent is not paid when due, an Event of Default shall automatically occur;

         (2) Tenant abandons the Premises;

         (3) This Lease or Tenant's interest is transferred whether voluntarily or by operation of law except as permitted in Section 14;

         (4) This Lease or any part of the Premises is taken by process of law and is not released within 15 days after a levy;

         (5) Commencement by Tenant of a proceeding under any provision of federal or state law relating to insolvency, bankruptcy, or reorganization ("Bankruptcy Proceeding");

         (6) Commencement of a Bankruptcy Proceeding against Tenant, unless dismissed within 60 days after commencement;

         (7) The insolvency of Tenant or execution by Tenant of an assignment for the benefit of creditors; the convening by Tenant of a meeting of its creditors or any significant class thereof for purposes of effecting a moratorium upon or extension or composition of its debts; or the failure of Tenant generally to pay its debts as they mature;

         (8) The admission in writing by Tenant (or any general partner of Tenant if Tenant is a partnership), that it is unable to pay its debts as they mature or it is generally not paying its debts as they mature;

         (9) Tenant fails to take possession of the Premises within 15 days after the Commencement Date;

         (10) Tenant fails to perform any of its other obligations and non-performance continues for 30 days after notice by Landlord or, if such performance cannot be reasonably had within such 30 day period, Tenant does not in good faith commence performance within such 30 day period and diligently proceed to completion; provided, however, Tenant's right to cure shall not exceed the period provided by Applicable Law;

         (11) An event of default (not cured within any applicable cure period) under the terms of the Solarium Lease shall be deemed an Event of Default hereunder; and

         (12) Any event which is expressly defined as or deemed an Event of Default under this Lease.

     20.2 Remedies of Landlord. If an Event of Default occurs, Landlord may then or at any time thereafter, either:

         (1) (a) Without further notice except as required by Applicable Laws, reenter and repossess the Premises or any part and expel Tenant and those claiming through or under Tenant and remove the effects of both without being deemed guilty of any manner of trespass and without prejudice to any remedies for arrears of Rent or preceding breach of this Lease. Should Landlord reenter or take possession pursuant to legal proceedings or any notice provided for by Applicable Law, Landlord may, from time to time, without terminating this Lease, relet the Premises or any part, either alone or in conjunction with other portions of the Building Complex, in Landlord's or Tenant's name but for the account of Tenant, for such periods (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions and upon such other terms (which may include concessions of free rent and alteration and repair of the Premises) as Landlord, in its sole discretion, determines and Landlord may collect the rents therefor but Landlord is not in any way responsible or liable for failure to relet the Premises, or any part thereof, or for any failure to collect any rent due upon such reletting; however, Landlord shall use reasonable efforts to mitigate its damages. No such reentry or repossession or notice from Landlord shall be construed as an election by Landlord to terminate this Lease unless specific notice of such intention is given Tenant. Landlord reserves the right following any reentry and/or reletting to exercise its right to terminate this Lease by giving Tenant notice, in which event this Lease will terminate as specified in the notice.

             (b) If Landlord takes possession of the Premises without terminating this Lease, Tenant shall pay Landlord (i) the Rent which would be payable if repossession had not occurred, less (ii) the net proceeds, if any, of any reletting of the Premises after deducting all of Landlord's reasonable expenses incurred in connection with such reletting, including all repossession costs, brokerage commissions, attorneys' fees, expenses of employees, alteration, and repair costs (collectively "Reletting Expenses"), however, Landlord shall use reasonable efforts to mitigate its damages. If, in connection with any reletting, the new lease term extends beyond the Term or the premises covered thereby include other premises not part of the Premises, a fair apportionment of the rent received from such reletting and the Reletting Expenses, will be made in determining the net proceeds received from the reletting. In determining such net proceeds, rent concessions will also be apportioned over the term of the new lease. Tenant shall pay such amounts to Landlord monthly on the days on which the Rent would have been payable if possession had not been retaken, and Landlord is entitled to receive the same from Tenant on each such day; or

                 (2) Give Tenant notice of termination of this Lease on the date specified and, on such date, Tenant's right to possession of the Premises shall cease and the Lease will terminate except as to Tenant's liability as hereafter provided as if the expiration of the term fixed in such notice were the end of the Term. If this Lease terminates pursuant to this Section, Tenant remains liable to Landlord for damages in an amount equal to the Rent which would have been owing by Tenant for the balance of the Term had this Lease not terminated, less the net proceeds, if any, of reletting of the Premises by Landlord subsequent to termination after deducting Reletting Expenses, however, Landlord shall use reasonable efforts to mitigate its damages. Landlord may collect such damages from Tenant monthly on the days on which the Rent would have been payable if this Lease had not terminated and Landlord shall be entitled to receive the same from Tenant on each such day. Alternatively, if this Lease is terminated, Landlord at its option may recover forthwith against Tenant as damages for loss of the bargain and not as a penalty an amount equal to the worth at the time of termination of the excess, if any, of the Rent reserved in this Lease for the balance of the Term over the then Reasonable Rental Value of the Premises for the same period plus all Reletting Expenses. "Reasonable Rental Value" is the amount of rent Landlord can obtain for the remaining balance of the Term.

         20.3 Cumulative Remedies. Suits to recover Rent and damages may be brought by Landlord, from time to time, and nothing herein requires Landlord to await the date the Term would expire had there been no Event of Default or termination, as the case may be. Each right and remedy provided for in this Lease is cumulative and non-exclusive and in addition to every other right or remedy now or hereafter existing at law or equity, including suits for injunctive relief and specific performance. The exercise or beginning of the exercise by Landlord of one or more rights or remedies shall not preclude the simultaneous or later exercise by Landlord of other rights or remedies. All costs incurred by Landlord to collect any rent and damages or to enforce this Lease are also recoverable form Tenant. If any suit is brought because of an alleged breach of this Lease, the prevailing party is also entitled to recover from the other party all reasonable attorneys' fees and costs incurred in connection therewith.

         20.4 No Waiver. No failure by Landlord to insist upon strict performance of any provision or to exercise any right or remedy upon a breach thereof, and no acceptance of full or partial Rent during the continuance of any breach constitutes a waiver of any such breach or such provision, except by written instrument executed by Landlord. No waiver shall affect or alter this Lease but each provision hereof continues in effect with respect to any other then existing or subsequent breach thereof.

         20.5 Bankruptcy. Nothing contained in this Lease limits Landlord's right to obtain as liquidated damages in any bankruptcy or similar proceeding the maximum amount allowed by law at the time such damages are to be proven, whether such amount is greater, equal to, or less than the amounts recoverable, either as damages or Rent, referred to in any of the preceding provisions of this Section. Notwithstanding anything in this Section to the contrary, any proceeding described in Section 20.1(5),(6),(7) and (8) is an Event of Default only when such proceeding is brought by or against the then holder of the leasehold estate under this Lease.

         20.6 Late Payment Charge. Any Rent not paid within 5 days after the due date shall thereafter bear interest at 5 percentage points above the Prime Rate or the highest rate permitted by law, whichever is lower, until paid. Further, if such Rent is not paid within 5 days after notice, Tenant agrees Landlord will incur additional administrative expenses, the amount of which will be difficult to determine; Tenant therefore shall also pay Landlord a late charge for each late payment of 5% of such payment. Any amounts paid by Landlord to cure a default of Tenant which Landlord has the right but not the obligation to do, shall, if not repaid by Tenant within 5 days of demand by Landlord, thereafter bear interest at 5 percentage points above the Prime Rate until paid. "Prime Rate" means that rate announced by Wells Fargo Bank, N.A. in Denver as its prime rate on the date closest to the date interest commences.

         20.7 Waiver of Jury Trial. Tenant and Landlord waive any right to a trial by jury in suits arising out of or concerning the provisions of this Lease.

     21. DEFAULT BY LANDLORD. In the event of any alleged default on the part of Landlord, Tenant shall give notice to Landlord and afford Landlord a reasonable opportunity to cure such default. Such notice shall be ineffective unless a copy is simultaneously also delivered in the manner required in this Lease to any holder of a mortgage and/or deed of trust affecting all or any portion of the Building Complex (collectively, "Mortgagee"), provided that prior to such notice Tenant has been notified (by way of notice of Assignment of Rents and Leases, or otherwise), of the address of a Mortgagee. If Landlord fails to cure such default within the time provided, then Mortgagee shall have an additional 30 days following a second notice from Tenant or, if such default cannot be cured within that time, such additional time as may be necessary provided within such 30 days, Mortgagee commences and diligently pursues a cure (including commencement of foreclosure proceedings if necessary to effect such cure). Tenant's sole remedy will be equitable relief or actual damages but in no event is Landlord or any Mortgagee responsible for consequential damages or lost profit incurred by Tenant as a result of any default by Landlord. If a Mortgagee, or transferee under such Mortgage (hereafter defined), succeeds to Landlord's interest as a result of foreclosure or otherwise, such party shall not be: (i) liable for any default, nor subject to any setoff or defenses that Tenant may have against Landlord, for a default occurring prior to such transfer or succession; (ii) bound by any amendment (including an agreement for early termination) without its consent made at any time after notice to Tenant that such Mortgage requires such consent; and (ii) bound by payment of Rent in advance for more than 30 days. Tenant agrees to pay Rent (and will receive credit under this Lease) as directed in any Mortgagee's notice of Landlord's default under the Mortgage reciting that Mortgagee is entitled to collect Rent.

     22. SUBORDINATION AND ATTORNMENT.

         22.1 This Lease at Landlord's option will be subordinate to any mortgage, deed of trust and related documents now or hereafter placed upon the Building Complex (including all advances made thereunder), and to all amendments, renewals, replacements, or restatements thereof (collectively, "Mortgage"), provided, however, that the subordination by Tenant to any such future mortgage, deed of trust or related documents shall be subject to Tenant obtaining a non-disturbance agreement, on such lender's standard form agreement, whereby such lender agrees, provided Tenant is not then in default under this Lease, that Tenant's occupancy of the Premises and rights and privileges under this Lease shall not be disturbed or impaired with in connection with any proceeding to enforce or foreclose any such mortgage, trust indenture or other lien and if such party succeeds to the interests of Landlord by reason of such proceedings or conveyance in lieu thereof, Tenant shall attorn hereunder directly to such party; provided, however, such party shall not be (i) liable for any act or omission of any prior landlord or (ii) subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord); or (iii) bound by any rental which Tenant might have paid for more than one (1) month in advance to any prior landlord; or (iv) bound by any amendment or modification of the Lease made without its consent. Landlord shall deliver to Tenant, within 10 days after the date this Lease is executed by both Landlord and Tenant, a nondisturbance agreement from the holder of any Mortgage existing as of the execution hereof.

         22.2 If any Mortgagee elects to have this Lease superior to the lien of its Mortgage and gives notice to Tenant, this Lease will be deemed prior to such Mortgage whether this Lease is dated prior or subsequent to the date of such Mortgage of the date or recording thereof.

         22.3 In confirmation of subordination or superior position, as the case may be, Tenant will execute such documents as may be required by Mortgagee (consistent with the provisions of Section 22.1 above) and if it fails to do so within 10 days after demand, such failure shall be deemed an Event of Default hereunder.

         22.4 Tenant hereby attorns to all successor owners of the Building, whether such ownership is acquired by sale, foreclosure of a Mortgage, or otherwise.

     23. REMOVAL OF TENANT'S PROPERTY.

         23.1 All movable personal property of Tenant not removed from the Premises upon vacation, abandonment, or termination of this Lease shall be conclusively deemed abandoned and may be sold, or otherwise disposed of by Landlord without notice to Tenant and without obligation to account; Tenant shall pay Landlord's expenses in connection with such disposition, less any proceeds received from disposition of such personal property, if any.

     24. HOLDING OVER: TENANCY MONTH-TO-MONTH. If, after the expiration or termination of this Lease, Tenant remains in possession of the Premises and continues to pay rent without a written agreement as to such holding over, even though Landlord accepts such rent, such possession is a tenancy from month-to-month, subject to all provisions hereof but at a monthly rent equivalent to 150% of the monthly Rent paid by Tenant immediately prior to such expiration or termination. Rent shall continue to be payable in advance on the first day of each calendar month. Such tenancy may be terminated by either party upon 10 days' notice prior to the end of any monthly period. Nothing contained herein obligates Landlord to accept rent tendered after the expiration of the Term or relieves Tenant of its liability under Section 17.

     25. PAYMENTS AFTER TERMINATION. No payments by Tenant after expiration or termination of this Lease or after any notice (other than a demand for payment of money) by Landlord to Tenant reinstates, continues, extends the Term, or affects any notice given to Tenant prior to such payments. After notice, commencement of a suit, or final judgment granting

Landlord possession of the Premises, Landlord may collect any amounts due or otherwise exercise Landlord's remedies without waiving any notice or affecting any suit or judgment.

     26. STATEMENT OF PERFORMANCE. Tenant and Landlord each agree at any time upon not less than 10 days' notice to execute and deliver to the other party a written statement certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified stating the modifications); that there have been no defaults by Landlord or Tenant (or, if there have been defaults, setting forth the nature thereof); the date to which Rent has been paid in advance and such other information as the requesting party reasonably requests. Such statement may be relied upon by a prospective purchaser of Landlord's interest or Mortgagee. Either party's failure to timely deliver such statement is conclusive upon such party that: (i) this Lease is in full force and effect without modification except as may be represented by the requesting party; (ii) there are no uncured defaults in the other party's performance; and (iii) not more than 1 month's Rent has been paid in advance. Upon request, Tenant and Landlord will furnish to the other party an appropriate resolution confirming that the party signing the statement is authorized to do so.

     27. MISCELLANEOUS.

         27.1 Transfer by Landlord. The term "Landlord" means so far as obligations of Landlord are concerned, only the owner of the Building at the time in question and, if any transfer of the title occurs, Landlord herein named (and in the case of any subsequent transfers, the then grantor) is automatically released from and after the date of such transfer of all liability as respects performance of any obligations of Landlord thereafter to be performed provided that such successor assumes the obligations of Landlord to be performed thereafter during such party's ownership. Any funds in Landlord's possession at the time of transfer in which Tenant has an interest as well as the Deposit (or the portion not utilized in accordance with this Lease) and the Letter of Credit (to the extent not presented in accordance with this Lease) will be turned over to the grantee and any amount then due Tenant under this Lease will be paid to Tenant.

         27.2 No Merger. The termination or mutual cancellation of this Lease will not work a merger, and such termination or cancellation will at the option of Landlord either terminate all subleases or operate as an automatic assignment to Landlord of such subleases.

         27.3 Common Area Use. Landlord may use any of the Common Areas for the purposes of completing or making repairs or alterations in any portion of the Building Complex provided that such repairs or alterations shall not unreasonably interfere with Tenant's normal business office operations and reasonable access is permitted to the Premises and parking (subject to the provisions of Section 29).

         27.4 Independent Covenants. This Lease is to be construed as though the covenants between Landlord and Tenant are independent and not dependent and Tenant is not entitled to any setoff of the Rent against Landlord if Landlord fails to perform its obligations; provided, however, the foregoing does not impair Tenant's right to commence a separate suit against Landlord for any default by Landlord so long as Tenant complies with Section 21.

         27.5 Validity of Provisions. If any provision is invalid under present or future laws, then it is agreed that the remainder of this Lease is not affected and that in lieu of each provision that is invalid, there will be added as part of this Lease a provision as similar to such invalid provision as may be possible and is valid and enforceable.

         27.6 Captions. The caption of each Section is added for convenience only and has no effect in the construction of any provision of this Lease.

         27.7 Construction. The parties waive any rule of construction that ambiguities are to be resolved against the drafting party. Any words following the words "include," "including," "such as," "for example," or similar words or phrases shall be illustrative only and are not intended to be exclusive, whether or not language of non-limitation is used.

         27.8 Applicability. Except as otherwise provided, the provisions of this Lease are applicable to and binding upon Landlord's and Tenant's respective heirs, successors and assigns. Such provisions are also considered to be covenants running with the land to the fullest extent permitted by law.

         27.9 Authority. Tenant and the party executing this Lease on behalf of Tenant represent to Landlord that such party is authorized to do so by requisite action of Tenant and agree, upon request, to deliver Landlord a resolution or similar document to that effect. Landlord and the party executing this Lease on behalf of Landlord represent to Tenant that such party is authorized to do so by requisite action of Landlord and agree, upon request, to deliver Tenant a resolution or similar document to that effect.

         27.10 Severability. If there is more than one party which is the Tenant, the obligations imposed upon Tenant are joint and several.

         27.11 Acceptance of Keys, Rent or Surrender. No act of Landlord or its representatives during the Term, including any agreement to accept a surrender of the Premises or amend this Lease, is binding on Landlord unless such act is by a partner, member or officer of Landlord, as the case may be, or other party designated in writing by Landlord as authorized to act. The delivery of keys to Landlord or its representatives will not operate as a termination of this Lease or a surrender of the Premises. No payment by Tenant of a lesser amount than the entire Rent owing is other than on account of such Rent nor is any endorsement or statement on any check or letter accompanying payment an accord and satisfaction. Landlord may accept payment without prejudice to Landlord's right to recover the balance or pursue any other remedy available to Landlord.

         27.12 Building Name and Size. Landlord may as it relates to the Building and Building Complex: change the name, increase the size by adding additional real property, construct other buildings or improvements, change the location and/or character, or make alterations or additions provided that such changes shall not unreasonably interfere with Tenant's normal business office operations and reasonable access is permitted to the Premises and parking (subject to the provisions of Section 29). If additional buildings are constructed or the size is increased, Landlord and Tenant shall execute an amendment which incorporates any necessary modifications to Tenant's Pro Rata Share. Tenant may not use the Building's name for any purpose other than as part of its business address.

         27.13 Diminution of View. Tenant agrees that no diminution of light, air, or view from the Building entitles Tenant to any reduction of Rent under this Lease, results in any liability of Landlord, or in any way affects Tenant's obligations.

         27.14 Limitation of Liability. Notwithstanding anything to the contrary contained in this Lease, Landlord's liability is limited to Landlord's interest in the Building.

         27.15 Non-Reliance. Tenant confirms it has not relied on any statements, representations, or warranties by Landlord or its representatives except as set forth herein.

         27.16 Written Modification. No amendment or modification of this Lease is valid or binding unless in writing and executed by the parties.

         27.17 Lender's Requirements. Tenant will make such modifications to this Lease as may hereafter be reasonably required to conform to any lender's requirements, so long as such modifications do not increase Tenant's obligations or materially alter its rights.

         27.18 Effectiveness. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option to lease and it is not effective unless and until execution and delivery by both Landlord and Tenant.

         27.19 Survival. This Lease, notwithstanding expiration or termination, continues in effect as to any provisions requiring observance or performance subsequent to termination or expiration.

         27.20 Time of Essence. Time is of the essence herein.

         27.21 Rules and Regulations. If rules and regulations are attached hereto, they are a part of this Lease and Tenant agrees that Tenant and Tenant's Agents shall at all times abide by such rules and regulations.

         27.22 Recording. Tenant will not record this Lease. Recording of the Lease by or on behalf of Tenant is an Event of Default.

     28. AUTHORITIES FOR ACTION AND NOTICE.

         28.1 Unless otherwise provided, Landlord may act through Landlord's Building Manager or other designated representatives from time to time.

         28.2 All notices or other communications required or desired to be given to Landlord must be in writing and shall be deemed received when delivered personally to any officer, partner, or member of Landlord (depending upon the nature of Landlord) or the manager of the Building (the "Building Manager") whose office is in the Building, or when deposited in the United States mail, postage prepaid, certified or registered, return receipt requested, addressed as set forth in Section 1.11. All notices or communications required or desired to be given to Tenant shall be in writing and deemed duly served when delivered personally to any officer, employee, partner, or member of Tenant (depending upon the nature of Tenant), individually if a sole proprietorship, or manager of Tenant whose office is in the Building, or when deposited in the United States mail, postage prepaid, certified or registered, return receipt requested, addressed to the appropriate address set forth in Section 1.12. Either party may designate in writing served as above provided a different address to which notice is to be mailed. The foregoing does not prohibit notice from being given as provided in Rule 4 of Colorado Rules of Civil Procedure, as amended from time to time.

     29. PARKING. Landlord will make available the number of parking spaces set forth in Section 1.9, in surface parking areas or covered parking areas, respectively. All parking spaces shall be in and out, non-assigned parking spaces in the designated areas for the respective spaces and Tenant shall pay for all such spaces at the rates as provided below ("Parking Rate"). Tenant will be billed monthly for all spaces. Notwithstanding the above, the right granted to Tenant to use such spaces is a license only and Landlord's inability to make such spaces available at any time for reasons beyond Landlord's reasonable control is not a material breach by Landlord of its obligations hereunder and Tenant has no rights to use the covered parking spaces except as provided in this Section. The abatement of Tenant's obligation to pay for unavailable spaces during any period of unavailability constitutes Tenant's sole remedy. If Tenant fails to timely pay a parking bill within 5 business days after notice from Landlord, Landlord shall have its right to exercise remedies for an Event of Default under Section 20. All vehicles parked in the parking areas and the personal property therein shall be at the sole risk of Tenant, Tenant's Agents and the users of such spaces and Landlord shall have no liability for loss or damage thereto for whatever cause. The monthly Parking Rate for the surface spaces during the Initial Term is $0 (there being no obligation to pay any fee for the use of such spaces) and the monthly Parking Rate for each covered parking space during the Initial Term shall be as follows: $40 during Months 1 through 12; $50 during Months 13 through 24; and $60 during Months 25 through 60.

     30. SUBSTITUTE PREMISES. [Section 30 intentionally deleted.]

     31. BROKERAGE. Tenant represents it has not employed any broker with respect to this Lease and has no knowledge of any broker's involvement in this transaction except those listed in Sections 1.14 and 1.15 (collectively, the "Brokers"). Tenant and Landlord shall each indemnify the other against any expense incurred by other as a result of any claim for commissions or fees by any other broker, finder, or agent, whether or not meritorious, employed by the other or claiming by, through, or under the other, other than the Brokers. Tenant acknowledges Landlord is not liable for any representations by the Brokers regarding the Premises, Building, Building Complex, or this Lease.

     32. COUNTERPARTS. This Lease may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any one or more counterpart signature pages may be removed from one counterpart of the Lease and annexed to counterpart of the Lease to form a completely another executed original instrument without impairing the legal effect of the signature thereon.

     33. ADDENDUM. See the Addendum attached hereto and incorporated herein.

     IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written and it is effective upon delivery of a fully-executed copy to Tenant.

VERIO INC., a Delaware corporation          HIGHLAND PARK VENTURERS, LLC,
                                            a Colorado limited liability company

By:  /s/ Deb Gahan                          By:  /s/  illegible
   ------------------------------------        ---------------------------------
Print Name:  Deb Gahan                                Authorized Signatory
           ----------------------------
Print Title:  Vice President
            ---------------------------
              Finance and Administration
            ---------------------------
                                                          "Landlord"

ATTEST:


By:
   ----------------------------------
Print Name:
           --------------------------
Print Title:
            -------------------------

                      "Tenant"

                                    ADDENDUM


     THIS ADDENDUM is to that certain lease agreement (the "Lease") by and between HIGHLAND PARK VENTURERS, LLC, a Colorado limited liability company ("Landlord"), and VERIO INC., a Delaware corporation ("Tenant"), with respect to approximately 33,300 rentable square feet of space (the "Premises") in the building known as Waterview One. In the event of any conflict between the terms and provisions of the Lease and the terms and provisions of this Addendum, the terms and provisions of this Addendum shall control.

     1. The Rentable Area, the Base Rent, Tenant's Pro Rata Share, the Allowance (as referred to in the Work Letter) and the Parking Spaces are subject to adjustment in accordance with the following provisions:

        A. Landlord and Tenant agree that, upon completion of Landlord's Drawings and the Final Drawings for the Premises, Landlord shall have Landlord's Architect (as defined in the Work Letter) remeasure the Building and the Premises to determine and certify to Landlord and Tenant the Rentable Area and the rentable square footage of the Premises (in accordance with The Standard for Measuring Floor Area of the Building Owners and Managers Association, ANSI/BOMA Z65.1-1996) and, if such measurement differs from the square footages set forth herein, the Rentable Area, the Base Rent, Tenant's Pro Rata Share, the Allowance (as referred to in the Work Letter) and the Parking Spaces shall be revised to reflect such calculation and such revised numbers shall be set forth in an amendment to this Lease. The total number of parking spaces reflected in Section
1.9 being based on a ratio of 4.8 spaces per 1,000 rentable square feet with the number of covered parking spaces is based on a ratio of 1 space per 5,425 rentable square feet and the remainder of parking spaces being uncovered surface parking spaces; the foregoing ratios shall be used for recalculating the number of parking spaces in the event of such remeasurement.

        B. At the time the commencement agreement in the form attached as EXHIBIT D is executed, such remeasurements and changes shall be included in the commencement agreement.

     2. Landlord grants Tenant a one-time right of first offer (the "Right of First Offer") to lease approximately 5,600 rentable square feet of space located on the first floor of the Building (the "Right of First Offer Space") as depicted on EXHIBIT A-2 attached hereto on the following basis:

        A. Tenant has 3 business days after being notified by Landlord of Landlord's desire to deliver a proposal to a third party to lease all or any portion of the Right of First Offer Space ("Landlord's Notice") within which to notify Landlord of its election to exercise its Right of First Offer as to such space. Landlord will determine the exact square footage of the Right of First Offer Space in accordance with subparagraph E below at the time such space or any portion thereof is offered to Tenant. Tenant must take all of the Right of First Offer Space offered by Landlord (the "Offered Space") and may not elect to lease only a portion thereof.

        B. If Tenant does not timely notify Landlord, it will be conclusively presumed that Tenant has waived its Right of First Offer as to the space set forth in Landlord's

Notice, Landlord shall be free to lease the Right of First Offer Space to anyone whom it desires and Tenant will have no further rights to the Right of First Offer Space; provided, however, that if Landlord does not enter into a binding agreement to lease such space within 3 months following Landlord's Notice, Tenant shall again have a Right of First Offer as to such space under this provision.

        C. During any period prior to the Commencement Date, Right of First Offer Space will be offered to Tenant for a term coterminous with the Term and upon all terms and provisions of the Lease. For periods on or after the Commencement Date, Right of First Offer Space will be offered to Tenant for a term coterminous with the Term on the terms that Landlord intends to include in Landlord's proposal (as referred to in Paragraph A above) provided that any allowances or monetary concessions may be prorated to the extent that the term being proposed to such third party would be longer than a term coterminous with the Term, but in no event shall the rental rate be less than the rental rate that Tenant is paying for the Premises. Such provisions will include, among other things, escalations and pass-throughs. Upon exercise of the Right of First Offer, the Offered Space will be deemed added to the Premises and Tenant will accept such space as may be provided in Landlord's Notice, subject to the provisions set forth therein regarding any tenant finish allowance or completion of tenant finish work. After exercise of the Right of First Offer, the parties will execute an amendment to the Lease evidencing the addition of such space.

        D. Tenant's right to exercise the Right of First Offer is conditioned on: (i) Tenant not being in default under the Lease at the time it exercises the Right of First Offer or on the date that Tenant's occupancy of the Offered Space is scheduled to commence; (ii) Tenant not having vacated or subleased more than 25% of the Premises or assigned its interest in the Lease at the time it exercises the Right of First Offer or on the date that Tenant's occupancy of the Offered Space is scheduled to commence; and (iii) there being at least one year remaining in the Term. This Right of First Offer is personal to Tenant and may not be assigned. Upon an assignment of the Lease, this Paragraph is null and void.

        E. If Landlord has entered into lease negotiations with a third party for space which is greater than but includes the Right of First Offer Space, then to exercise the Right of First Offer, Tenant will be obligated to take all space the third party would lease under such negotiations.

        F. All notifications contemplated by this Paragraph, whether from Tenant to Landlord, or from Landlord to Tenant, must be in writing and given in the manner provided in this Lease.

        G. Notwithstanding anything to the contrary set forth above, Landlord has the right, at any time prior to offering the Right of First Offer Space to Tenant, to substitute up to approximately 5,600 rentable square feet of space on the 3rd floor of the Building in place of a like amount of the Right of First Offer Space, so long as the total of the substituted space and the first floor Right of First Offer Space being offered totals approximately 5,600 rentable square feet. Upon receipt of notice from Landlord of such substitution identifying the substituted space and the remaining unsubstituted Right of First Offer Space on the first floor, such substituted space and the remaining unsubstituted Right of First Offer Space on the first floor shall be deemed the Right of First Offer Space under this Section (and the space for which substitution has been made shall no longer be subject to Tenant's rights under this Section).

     3. In accordance with the Work Letter, as part of the Finish Work, Tenant shall have the right to have signage as depicted on the attached EXHIBIT F installed on a monument to be constructed by Landlord at Tenant's cost, subject to approval by Landlord of the details for such monument and signage. Further, the monument and Tenant's signage on the monument are subject to approval by Arapahoe County and under the declaration of protective covenants applicable to the Real Property. The monument is intended also for general building signage and shall not be exclusively for Tenant's signage. The costs for the design, fabrication and installation of such monument and Tenant's signage shall be borne by Tenant (subject to the allowance provisions of the Work Letter); provided, however, if Landlord elects to include any other tenants' names on such monument sign, the costs of such monument sign shall be prorated between Tenant and such other tenants and Tenant shall have a right to receive payment for the costs prorated to such other tenants to the extent that Tenant has already paid all costs for the monument signage. Tenant will bear the costs of removal of any signage at the termination or expiration of the Lease, including restoring or repairing damages to the monument caused by such removal to the condition at the time of installation. Landlord shall have the right to remove Tenant's name/signage from the monument in the event that Tenant subleases an amount of space such that Tenant is occupying less than 25,000 rentable square feet or if Tenant assigns the Lease (except in conjunction with a merger in which Tenant is the surviving corporation). In addition, if Landlord is required at any time to remove any signage, including any approved signage, due to any Applicable Law which may now or hereafter exist or if Tenant elects to remove or change the signage at any time, Tenant shall bear the costs and expenses of any change or removal. Tenant will be responsible at its cost and expense to maintain the signage in a condition acceptable to Landlord at Landlord's sole discretion. Tenant shall not affix signage to the outside of the Building and no signage shall be affixed to the inside of the Building without the approval of Landlord, in Landlord's sole discretion. The rights granted to Tenant pursuant to this Section are personal to Tenant and any assignees or subtenants of Tenant have no rights under this Section.

         4. Tenant shall provide to Landlord, at the time of execution hereof by Tenant, a clean, unconditional, irrevocable letter of credit from a lending institution reasonably acceptable to Landlord in the form attached hereto as EXHIBIT G (the "Letter of Credit") as a guaranty and security for the performance of Tenant's obligations under this Lease on the following terms and conditions:

            A. It is understood and agreed that the Letter of Credit, or a renewal or substitute therefor approved by Landlord, shall be kept in effect from the date of execution of this Lease through the Initial Term of the Lease. The initial Letter of Credit shall be in the amount of $1,148,850.00. The Letter of Credit amount shall be redetermined in the event of remeasurement of the Premises in accordance with Paragraph 1 of the Addendum or addition of space in accordance with Paragraph 2 of this Addendum, which amount shall equal the product of multiplying the rentable square footage of the Premises by $34.50 (such readjusted total is hereinafter referred to an the "LC Maximum"). If the LC Maximum, as determined as a result of such readjustment, is more than $1,148,850.00, Tenant shall deliver to Landlord a replacement or amended Letter of Credit in the amount of the LC Maximum within ten (10) business days of receipt of notice from Landlord of such remeasurement; if the LC Maximum is less than $1,148,850.00, Tenant shall have a right to deliver a replacement or amended Letter of Credit in the reduced amount of the LC Maximum. So long as no Event of Default has occurred under the Lease, the LC Maximum and the amount of any substitute or renewal Letter of Credit to be provided by Tenant hereunder shall decline by 1/60th of the LC Maximum effective as of the first day of each month commencing with the second full month of the Initial Term. If the Letter of Credit would otherwise expire prior to the expiration of the Term of the Lease, Tenant shall present Landlord with an extension or renewal of the initial Letter of Credit, or a substitute Letter of Credit in the same form as EXHIBIT G, no later than ten (10) business days prior to the expiration date of such initial Letter of Credit, from a lending institution subject to Landlord's reasonable approval; such extension, renewal or substitute Letter of Credit shall be effective no later than the day prior to the expiration of the initial Letter of Credit and shall continue in effect for not less than six months through the Term of the Lease and shall be in the amount provided above. Tenant agrees that in an Event of Default by Tenant (as defined in Section 20), Landlord shall have a right to present the Letter of Credit (or the renewal, extension or substitute) for payment, with amounts received to be held and applied in accordance with subparagraph B below. Any failure of Tenant to provide Landlord with an extension, renewal or substitute Letter of Credit, as required hereunder, shall be deemed an Event of Default under the Lease and Landlord shall have a right to present the Letter of Credit in accordance with the foregoing provision; if following such presentment Tenant obtains a substitute Letter of Credit meeting the requirements of this Paragraph and there is no Event of Default (other than Tenant's failure to provide the renewal or substitute Letter of Credit which resulted in such presentment) and Landlord has not already applied the amounts received under the presented Letter of Credit to cure an Event of Default, Landlord shall return such funds upon Landlord's receipt of such substitute Letter of Credit. If the Letter of Credit has not been presented for payment in accordance with this Section on or before the end of the Term of the Lease, Landlord shall return the Letter of Credit to Tenant within thirty (30) days after the expiration of the Term of the Lease. The Letter of Credit shall be transferable and assignable to any person or entity who or which is the successor or assignee of Landlord's interest under the Lease and Tenant shall cooperate in effecting any such transfer or assignment from time to time, including obtaining a substitute Letter of Credit (at Landlord's cost and expense), if the existing Letter of Credit is not capable of further transfer or assignment. Landlord shall give written notice to Tenant of transfer of Landlord's interest resulting in transfer of the Letter of Credit. Landlord shall deliver the then-current effective Letter of Credit to Tenant upon receipt of any conforming renewal or substitute Letter of Credit provided in accordance with this Paragraph and cooperate with the issuing bank to effect the release of such then-current effective Letter of Credit. Landlord hereby approves Norwest Bank Colorado, N.A. as the issuing lender for the initial Letter of Credit.

            B. If an Event of Default occurs or this Lease is terminated pursuant to Section 20, Landlord may use, apply or retain all or any portion of the amounts received under the Letter of Credit, if any, for the payment of any rent or other charge in default or for the payment of any other sum to which Landlord may become obligated by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby in accordance with Section 20 of the Lease. By the later of 60 days following the later of the expiration of the Lease or Tenant's vacation of the Premises, any amounts drawn upon the Letter of Credit that are not applied for payment of amounts in accordance with the foregoing provision shall be returned to Tenant, without payment of interest. Neither the Letter of Credit nor the amounts received under the Letter of Credit shall be deemed a security deposit under the Lease.

        C. Landlord and Tenant agree that the annual fees charged by the lending institution issuing the Letter of Credit (or any renewal, extension, or substitute therefor) shall be paid by Tenant.

     5. Landlord grants Tenant an option (the "Option") to extend the term of the Lease for one (1) additional term of five (5) years (the "Option Term"). The Option applies only to the Premises (including the Right of Offer Space if leased by Tenant pursuant to paragraph 2 above) and is on the following conditions:

        A. Notice of Tenant's interest in exercising the Option must be given to Landlord no earlier than 14 months and no later than 12 months prior to the Expiration Date ("Tenant's Notice"). Not later than thirty (30) days after receiving Tenant's Notice, Landlord will notify Tenant of the Base Rent applicable during the Option Term in accordance with subparagraph E below ("Landlord's Notice").

        B. Tenant has 15 days after receipt of Landlord's Notice to exercise the Option by delivering notice of exercise to Landlord. If Tenant timely exercises the Option, the Term will be deemed extended on the terms of this Section and the parties will execute an amendment evidencing the extension.

        C. Unless Landlord is timely notified by Tenant in accordance with subparagraphs A and B above, it will be conclusively deemed that Tenant has not exercised the Option and the Lease will expire in accordance with its terms on the Expiration Date.

        D. Tenant's rights pursuant to this Paragraph are personal to Tenant and may not be assigned. Tenant's right to exercise the Option is conditioned on:
(i) Tenant not being in default at the time of exercise or at the time of commencement of the Option Term; and (ii) Tenant not having subleased or vacated more than 25% of the Premises or assigned its interest under the Lease as of the commencement of the Option Term. Upon an assignment of the Lease, this Paragraph is null and void.

        E. The Option granted hereunder will be upon the terms of the Lease, except that the Base Rent during the Option Term will be the rate that Landlord would quote to third parties for space in the Building comparable to the Premises if such space were available for leasing for a lease term paralleling the Option Term, but in no event will the Base Rent be less than the Rent in effect immediately prior to commencement of the Option Term.

        F. After exercise or failure to exercise the Option, Tenant shall have no further rights to extend the Term.

     6. If requested by Tenant and subject to approval under Applicable Laws and the Declaration, Landlord agrees to enter into a license agreement with Tenant on Landlord's standard form license agreement to grant Tenant a non-exclusive, revocable license for the term of the Lease, for the purpose of installing, maintaining and operating two (2) non-penetrating microwave dishes, not to exceed 18 inches in circumference (the "Dish") on a portion of the roof of the Building ("Roof"), the actual location to be designated by Licensor, in Licensor's sole discretion ("Roof Space"). Licensee will not use the Roof Space for any purpose other than operation of a microwave dish.

     IN WITNESS WHEREOF, the parties hereto execute this Addendum.


VERIO INC., a Delaware corporation          HIGHLAND PARK VENTURERS, LLC,
                                            a Colorado limited liability company

By:  /s/ Deb Gahan
   ------------------------------------
Print Name:  Deb Gahan                      By:  /s/ illegible
           ----------------------------         --------------------------------
Print Title: Vice President                          Authorized Signatory
            ---------------------------
             Finance and Administration
            ---------------------------
ATTEST:                                                   "Landlord"


By:
   ---------------------------------
Print Name:
           -------------------------
Print Title:
            ------------------------

                    "Tenant"

                              EXHIBIT A-1 TO LEASE

                                  THE PREMISES

                               EXHIBIT B TO LEASE

                                  REAL PROPERTY


                  Lot 1, Block 4,
                  Highland Park, 2nd Amendment
                  County of Arapahoe
                  State of Colorado.

                               EXHIBIT C TO LEASE

                               OPERATING EXPENSES


     6.1 Definitions. The additional terms below have the following meanings in this Lease:

          (1) "Base Operating Expenses" means an amount equal to the Operating Expenses for the calendar year set forth in Section 1.5, as determined by Landlord in accordance with this Exhibit C. Tenant acknowledges Landlord has not made any representations or warranties that the Base Operating Expenses will equal any specified amounts (any estimates provided by Landlord are non-binding estimates only).

          (2) "Landlord's Accountants" means that individual or firm employed by Landlord from time to time to keep the books and records for the Building Complex, and/or to prepare the federal and state income tax returns for Landlord with respect to the Building Complex, which books and records shall be certified to by a representative of Landlord. All determinations made hereunder shall be made by Landlord's Accountants unless otherwise stated.

          (3) "Rentable Area" means 97,598 rentable square feet of space. If there is a significant change in the aggregate Rentable Area as a result of an addition, partial destruction, modification to building design, or similar cause which causes a reduction or increase in the Rentable Area on a permanent basis or, if Landlord remeasures the Building and a change in Rentable Area occurs (in accordance with the Addendum), Landlord's Accountants shall make such adjustments in the computations as are necessary to provide for such change.

          (4) "Tenant's Pro Rata Share" means the percentage set forth in
Section 1.5. If Tenant, at any time during the Term, leases additional space in the Building or if the Rentable Area is adjusted, Tenant's Pro Rata Share shall be recomputed by dividing the total rentable square footage of space then leased by Tenant (including any additional space) by the Rentable Area and the resulting figure shall become Tenant's Pro Rata Share.

          (5) "Operating Expense Year" means each calendar year during the Term, except that the first Operating Expense Year begins on the Commencement Date and ends on December 31 of such year and the last Operating Expense Year begins on January 1 of the calendar year in which this Lease expires or is terminated and ends on the date of such expiration or termination. If an Operating Expense Year is less than twelve (12) months, Operating Expenses for such year shall be prorated.

          (6) "Operating Expenses" means all operating expenses of any kind or nature which are in Landlord's reasonable judgment necessary, appropriate, or customarily incurred in connection with the operation and maintenance of the Building Complex. Operating Expenses include:

              (a) All real property taxes and assessments levied against the Building Complex by any governmental or quasi-governmental authority, including taxes, assessments, surcharges, or service or other fees of a nature not presently in effect which are hereafter levied on the Building Complex as a result of the use, ownership or operation of the Building Complex or for any other reason, whether in lieu of or in addition to, any current real estate taxes and assessments. However, any taxes which are levied on the rent of the Building Complex will be determined as if the Building Complex were Landlord's only real property. In no event do taxes and assessments include any federal or state income taxes levied or assessed on Landlord. Expenses for tax consultants to contest taxes or assessments are also included as Operating Expenses (all of the foregoing are collectively referred to herein as "Taxes"). Taxes also include special assessments, license taxes, business license fees, business license taxes, commercial rental taxes, levies, charges, penalties or taxes, imposed by any authority against the Premises, Building Complex or any legal or equitable interest of Landlord. Special assessments are deemed payable in such number of installments permitted by law, whether or not actually so paid, and include any applicable interest on such installments. Taxes (other than special assessments) are computed on an accrual basis based on the year in which they are levied, even though not paid until the following Operating Expense Year. For purposes of calculating Base Operating Expenses hereunder, the Taxes for the Base Year shall be deemed to be $1.80 per rentable square foot (without further adjustment under this Exhibit for Building occupancy or status of completion);

              (b) Costs of supplies, including costs of relamping and replacing ballasts in all Building standard tenant lighting;

              (c) Costs of energy for the Building Complex, including costs of propane, butane, natural gas, steam, electricity, solar energy and fuel oils, coal or any other energy sources;

              (d) Costs of water and sanitary and storm drainage services;

              (e) Costs of janitorial and security services;

              (f) Costs of general maintenance, repairs, and replacements including costs under HVAC and other mechanical maintenance contracts; and repairs and replacements of equipment used in maintenance and repair work;

              (g) Costs of maintenance, repair and replacement of landscaping, and assessments and expenses under the declaration of protective covenants;

              (h) Insurance premiums for the Building Complex, including all-risk or multi-peril coverage, together with loss of rent endorsement; the part of any claim paid under the deductible portion of any insurance policy carried by Landlord; public liability insurance; and any other insurance carried by Landlord on any component parts of the Building Complex;

              (i) All labor costs, including wages, costs of worker's compensation insurance, payroll taxes, fringe benefits, including pension, profit-sharing and health, and legal fees and other costs incurred in resolving any labor dispute;

              (j) Professional building management fees, costs and expenses, including costs of office space and storage space required by management for performance of its services;

              (k) Legal, accounting, inspection, and other consulting fees (including fees for consultants for services designed to produce a reduction in Operating Expenses or improve the operation, maintenance or state of repair of the Building Complex);

              (l) Costs of capital improvements and structural repairs and replacements to the Building Complex to conform to changes subsequent to the date of issuance of the shell and core certificate of occupancy for the Building in any Applicable Laws (herein "Required Capital Improvements"); and the costs of any capital improvements and structural repairs and replacements designed primarily to reduce Operating Expenses (herein "Cost Savings Improvements"). Expenditures for Required Capital Improvements and Cost Savings Improvements will be amortized at a market rate of interest over the useful life of such capital improvement (as determined by Landlord's Accountants); however, the amortized amount of any Cost Savings Improvement in any year will be equal to the estimated resulting reduction in Operating Expenses; and

              (m) Costs incurred for Landlord's Accountants including costs of any experts and consultants engaged to assist in making the computations;

"Operating Expenses" do not include:

                    (i) Costs of work, including painting and decorating, which Landlord performs for any tenant other than work of a kind and scope which Landlord is obligated to furnish to all tenants, including Tenant, without further (other than as an Operating Expense) or separate charge;

                    (ii) Costs of repairs or other work occasioned by fire, windstorm or other insured casualty to the extent of insurance proceeds received;

                    (iii) Leasing commissions, advertising expenses, and other costs incurred in leasing space in the Building;

                    (iv) Costs of repairs or rebuilding necessitated by condemnation;

                    (v) Interest on borrowed money or debt amortization, except as specifically set forth above;

                    (vi) Depreciation on the Building Complex;

                    (vii) Costs of a capital nature as determined all in accordance with generally-accepted accounting principles consistently applied, except as provided in subsection (1) above;

                    (viii) Repair and replacement for which Landlord is reimbursed by insurers or that are covered under warranties, including warranties applicable to the initial construction of the Building;

                    (ix) Attorneys' fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with tenants;

                    (x) Costs incurred due to the violation by Landlord or any tenant of the terms and conditions of any lease or agreement pertaining to the Building or of any Applicable law or incurred due to the Building being in violation of any such Applicable Law, except as provided in subsection (1) above;

                    (xi) Amounts paid to affiliates of Landlord for services on or to the Building, to the extent that such amounts exceed competitive costs for such services rendered by persons or entities of similar skill, competence and experience;

                    (xii) Costs of Landlord's general administrative and accounting expenses that would not be chargeable to operating expenses of the Building in accordance with generally-accepted accounting principles, consistently applied;

                    (xiii) Ground lease rental;

                    (xiv) Costs arising from or related to, in, on or about the Building or the Real Property of any substance which may be deemed an infectious waste or hazardous substance under any Applicable Laws, except as provided in subsection (1) above; and

                    (xv) Expenses in connection with services or other benefits which are not offered to Tenant, or for which Tenant is charged directly (other than as Operating Expenses), but which are provided to another tenant or occupant of the Building, or for which Landlord is reimbursed as separate charge by another occupant or tenant.

If any lease entered into by Landlord with any tenant in the Building is on a so-called "net" basis, or provides for a separate basis of computation for any Operating Expenses with respect to its leased premises, Landlord's Accountants may modify the computation of Base Operating Expenses, Rentable Area, and Operating Expenses for a particular Operating Expense Year to eliminate or modify any expenses which are paid for in whole or in part by such tenant. If the Rentable Area is not fully occupied during any particular Operating Expense Year, Landlord's Accountants may adjust those Operating Expenses which are affected by occupancy for the particular Operating Expense Year to reflect 100% occupancy; if the Rentable Area is not fully occupied during the Base Year, Landlord's Accountants shall make such adjustment to reflect 100% occupancy in determining the Operating Expenses for the Base Year. Furthermore, in making any computations contemplated hereby, Landlord's Accountants may make such other modifications to the computations as are required in their judgment to achieve the intention of the parties hereto.

     6.2 Additional Payment. If any increase occurs in Operating Expenses for any Operating Expense Year during the Term in excess of the Base Operating Expenses, Tenant shall pay Landlord Tenant's Pro Rata Share of the amount of such increase (less Estimated Payments, if any, previously made by Tenant for such year).

     6.3 Estimated Payments. During each Operating Expense Year beginning with the first month of the second Operating Expense Year and continuing each month thereafter throughout the Term, Tenant shall pay Landlord, at the same time as Base Rent is paid, an amount equal to 1/12 of Landlord's estimate of Tenant's Pro Rata Share of any projected increases in Operating Expenses for the particular Operating Expense Year in excess of Base Operating Expenses, taking into account the credit for Taxes, if any, applicable under Section 6.4(1) below ("Estimated Payment").

     6.4 Annual Adjustments.

         (1) Within 120 days following the end of each Operating Expense Year (subject to extension as may be reasonably required in making such calculations), including the first Operating Expense Year, Landlord shall submit to Tenant a statement setting forth the exact amount of Tenant's Pro Rata Share of the increase, if any, of the Operating Expenses for the Operating Expense Year just completed over the Base Operating Expenses. Beginning with the statement for each Operating Expense Year, each statement shall set forth the difference, if any between Tenant's actual Pro Rata Share of the increase in Operating Expenses for the Operating Expense Year just completed and the estimated amount for such Operating Expense Year. Each statement shall also set forth the projected increase, if any, in Operating Expenses for the new Operating Expense Year over Base Operating Expenses and the corresponding increase or decrease in Tenant's monthly Rent for such new Operating Expense Year above or below the Rent paid by Tenant for the immediately preceding Operating Expense Year. If the actual Taxes payable for 1998 are determined to be less than $1.80 per rentable square foot (without adjustment for Building occupancy or status of completion), Tenant shall have a right to receive a credit from Landlord (against the Rent next to be paid following receipt of the statement for the first Operating Expense Year) equal to such difference multiplied by the rentable square footage of the Premises (prorated in accordance with Paragraph 6.1(5) above if the first Operating Expense Year is less than 12 months). Further, Tenant shall have a right to receive a similar per rentable square foot credit annually thereafter against the Rent next to be paid following the receipt of the statement for each Operating Expense Year or against amounts, if any, to be paid under such statement (prorated in accordance with Paragraph 6.1(5) above in the last Operating Expense Year if it is less than 12 months). For example, assuming the first Operating Expense Year is 1998, if the actual Taxes for 1998 are $1.75 per rentable square foot, then Tenant shall have no obligation to make a payment for increases in Operating Expenses under this provision for such Operating Expense Year but Tenant shall receive a credit based on $0.05 per rentable square foot (prorated in accordance with Paragraph 6.1(5) above), which credit shall also be given in subsequent Operating Expense Years; if the actual Taxes for 1998 are $1.85 per rentable square foot, Tenant shall pay $0.05 per rentable square foot (prorated in accordance with Paragraph 6.1(5) above for the period, if applicable) as its Pro Rata Share of increases in Operating Expenses for such Operating Expense Year and no Taxes credit shall be given for that year or thereafter.

         (2) To the extent that Tenant's Pro Rata Share of the increase in Operating Expenses for the period covered by a statement is different from the Estimated Payment during the Operating Expense Year just completed, Tenant shall pay Landlord the difference within 30 days following receipt by Tenant of the statement or receive a credit against the next due Rent, as the case may be. Until Tenant receives a statement, Tenant's Estimated Payment for the new Operating Expense Year shall continue to be paid at the prior Estimated Payment, but Tenant shall commence payment of Rent based on the new Estimated Payment beginning on the first day of the month following the month in which Tenant receives the statement. Tenant shall also pay Landlord or deduct from the Rent, as the case may be, on the date required for the first payment, as adjusted, the difference, if any, between the Estimated Payment for the new Operating Expense Year set forth in the statement and the Estimated Payment actually paid during the new Operating Expense Year. If, during any Operating Expense Year, there is a change in the information on which Tenant is then making its Estimated Payments so that the prior estimate is no longer accurate, Landlord may revise the estimate and there shall be such adjustments made in the monthly Rent on the first day of the month following notice to Tenant as shall be necessary by either increasing or decreasing, as the case may be, the amount of monthly Rent then being paid by Tenant for the balance of the Operating Expense Year.

     6.5 Miscellaneous. In no event will any decrease in Rent pursuant to any provision hereof result in a reduction of Rent below the Base Rent. Delay by Landlord in submitting any statement for any Operating Expense Year does not affect the provisions of this Section or constitute a waiver of Landlord's rights for such Operating Expense Year or any subsequent Operating Expense Years.

     6.6 Dispute. If Tenant disputes an adjustment submitted by Landlord or a proposed increase or decrease in the Estimated Payment, Tenant shall give Landlord notice of such dispute within 30 days after Tenant's receipt of the adjustment. If Tenant does not give Landlord timely notice, Tenant waives its right to dispute the particular adjustment. If Tenant timely objects, Tenant may engage its own certified public accountants ("Tenant's Accountants") to verify the accuracy of the statement complained of or the reasonableness of the estimated increase or decrease. If Tenant's Accountants determine that an error has been made, Landlord's Accountants and Tenant's Accountants shall endeavor to agree upon the matter, failing which such matter shall be submitted to an independent certified public accountant selected by Landlord with Tenant's reasonable approval, for a determination which will be conclusive and binding upon Landlord and Tenant. All costs incurred by Tenant for Tenant's Accountants shall be paid for by Tenant unless Tenant's Accountants disclose an error, acknowledged by Landlord's Accountants (or found to have occurred through the above independent determination), of more than 25% in the computation of the total amount of Operating Expenses, in which event Landlord shall pay the reasonable costs incurred by Tenant to obtain such audit. Notwithstanding the pendency of any dispute, Tenant shall continue to pay Landlord the amount of the Estimated Payment or adjustment determined by Landlord's Accountants until the adjustment has been determined to be incorrect. If it is determined that any portion of the Operating Expenses were not properly chargeable to Tenant, then Landlord shall promptly credit or refund the appropriate sum to Tenant and the Estimated Payments shall be adjusted, if required.

                               EXHIBIT D TO LEASE

                            COMMENCEMENT CERTIFICATE

                           ____________________, 19__

VERIO INC., a Delaware corporation
----------------------------

----------------------------

----------------------------

RE: Lease dated as of the June 20, 1997 (the "Lease"), by and between HIGHLAND PARK VENTURERS, LLC, a Colorado limited liability company, as Landlord, and VERIO INC., a Delaware corporation, as Tenant

Dear Tenant:

       With regard to the referenced Lease, Landlord and Tenant acknowledge the following (initially capitalized words not otherwise defined have the same meaning set forth in the Lease):

       1. In accordance with Section 5 of the Lease, the Commencement Date is 12:01 a.m., ________________, the Initial Term commenced _____________________, and the Expiration Date is 12:00 midnight, _________.

       2. [In accordance with Paragraph 1 of the Addendum, Landlord and Tenant agree that the rentable square footage of the Premises and the Rentable Area of the Building have been remeasured and, based on such remeasurement, the terms set forth in Section 1 of the Lease are amended as follows:

       1.2      "PREMISES"           approximately ________ rentable square feet

       1.4      "BASE RENT":

                                                   Annual Per Rentable
                             Period                 Square Foot Rate             Monthly
                             ------                -------------------           -------

                          Months 1-36                    $21.85               $_____________
                          Months 37-60                   $22.00               $_____________


       1.4      "OPERATING EXPENSES"  Base Year:  1998
                                             Pro Rata Share:  ____%

       1.6      "DEPOSIT":     $____________________

       1.9      PARKING:       ____ surface spaces

                               ____ covered spaces

       Addendum:               LETTER OF CREDIT: $__________________

       Work Letter             ALLOWANCE:        $__________________]

Please acknowledge the foregoing by having an authorized officer sign in the space provided below and return to our office. This document may be executed in counterparts, each of which shall constitute the original.
Facsimile signatures shall be binding as original signatures.

                                   HIGHLAND PARK VENTURERS, LLC, a
                                   Colorado limited liability company



                                   By:
                                      ------------------------------------------
                                                   Authorized Signatory

                                                        "Landlord"


ACKNOWLEDGED AND AGREED this ___ day
of ______________________:

VERIO INC., a Delaware corporation



By:
   -----------------------------------
Print Name:
           ---------------------------
Print Title:
             -------------------------

ATTEST:

By:
   -----------------------------------
Print Name:
            --------------------------
Print Title:
             -------------------------

                "Tenant"

                               EXHIBIT E TO LEASE

                              RULES AND REGULATIONS

     1. The Landlord may refuse admission to the Building outside of ordinary business hours to any person not known or not properly identified and may require all persons admitted to or leaving the Building outside of ordinary business hours to register. Any person whose presence in the Building at any time shall, in the judgment of the Landlord, be prejudicial to the safety, character, reputation and interests of the Building or its Tenants may be denied access to the Building or may be ejected therefrom. In case of invasion, riot, public excitement or other commotion, the Landlord may prevent all access to the Building during the continuance of the same, by closing the doors or otherwise, for the safety of the Tenants, the Building and protection of property in the Building. The Landlord may require any person leaving the Building with any package or other object to exhibit a pass from the Tenant from whose Premises the package or object is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on the Landlord for the protection of any Tenant against the removal of property from the Premises or the Tenant. The Landlord shall in no way be liable to any Tenant for damages or loss arising from the admission, exclusion or election of any person to or from the Tenant's Premises or the Building under the provisions of this rule.

     2. Landlord reserves the right to exclude or expel from the Building any person who in the judgment of Landlord is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of these Rules and Regulations.

     3. Tenants shall not sell or permit the sale at retail or wholesale, of newspapers, magazines, periodicals or theater tickets in or from their Premises, nor shall Tenants carry on or permit or allow any employee or other person to carry on the business of stenography, typewriting, telephone answering service, or any similar business in or from their Premises for the service or accommodation of the occupants of any other portion of the Building, or the business of a barber shop, beauty shop, tobacco or pipe shop, liquor store, employment bureau. or a manicuring or chiropodist business, except with the prior written approval of Landlord. Tenants shall not occupy or permit any portion of their Premises to be occupied as an office or facility for the possession, storage, manufacture or sale of narcotics of any form or kind, without the prior written approval of Landlord.

     4. Tenant shall not manufacture any commodity or prepare or dispense any foods or beverages in their Premises, other than that prepared by employees of Tenant, using microwave ovens and coffee makers for their own consumption, so long as food odors are not allowed to escape from the Premises, or use the same as sleeping apartments, unless the Premises are expressly leased for such purposes.

     5. Tenants shall not conduct directly or indirectly any auction upon their Premises, or permit any other person to conduct an auction upon the Premises. Tenants are not to conduct malodorous activities in or about their Premises or the Building. Tenants will not permit gambling to be conducted in or upon their Premises.

     6. No noise, including the playing of any musical instruments, radio or television, which, in the judgment of the Landlord, might disturb other Tenants in the Building, shall be made or permitted by any Tenants, and no cooking shall be done in their Premises or the Building except as expressly approved by Landlord. If cooking is permitted by Landlord, Tenant shall not permit any cooking or food odors emanating within the Building to seep into other portions of the Building. All electrical equipment used by Tenants shall be U.L. approved. Nothing shall be done or permitted in Tenant's Premises, and nothing shall be brought into or kept in the Premises which would impair or interfere with any of the Building services or the proper and economic heating, cooling, cleaning or other servicing of the Building or the Premises or the use or enjoyment by any other Tenant within the Building, nor shall there be installed by Tenants any ventilating, air-conditioning, electrical or other equipment of any kind, which, in the judgment of the Landlord, might cause any such impairment or interference.

     7. Tenants shall not install or operate any steam or gas engine or boiler, or carry on any mechanical business, in the Building. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Building. Tenants shall not use any other method of heating than that supplied by the Landlord.

     8. Tenants shall give Landlord prompt notice of all accidents to or defects in air-conditioning equipment, plumbing, electric facilities or any part or appurtenance of their Premises.

     9. Tenants shall not cause unnecessary labor by reason of carelessness and indifference to the preservation of good order and cleanliness in their Premises and in the Building. Waste and unnecessary use of electricity and other utilities is prohibited.

     10. Tenants shall use electric, gas and any other form of energy only from such sources of supply as is furnished in the Building.

     11. All deliveries to the Building for or by any Tenant are to be made through the service entrance to Building as designated by Landlord, unless special permission is granted by Landlord for the use of other Building entrances. The Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations or the lease of which these Rules and Regulations are a part. Landlord further reserves the right to change the Building entrance to be utilized for deliveries.

     12. Furniture, equipment or supplies shall be moved in or out of the Building only upon the elevator designated by Landlord and then only during such hours and in such manner as may be prescribed by Landlord. Landlord shall have the absolute right to approve or disapprove the movers or moving company employed by Tenants and Tenants shall cause said movers to use only the loading facilities and elevator designated by Landlord. Movers will be required to adhere to the current moving rules and regulations (to be distributed upon Tenant's request for mover's approval).

     13. If any Tenant desires to place in the Building any unusually heavy equipment, including large files, safes and electronic data processing equipment, it shall first obtain written approval of Landlord for such placement within the Building including the location, and for the use of the Building elevators. The Landlord shall have the power to prescribe the weight and position of any equipment that may exceed the weight load limits for the building structure, and may further require, at the Tenant's expense, the reinforcement of any flooring on which such equipment may be placed, and/or to have an engineering study performed to determine such weight and position of equipment, to determine added reinforcement required, and/or determine whether or not such equipment can be safely placed within the Building. Landlord shall not be responsible for the loss of or damage to such furniture or equipment from any cause. There shall not be used in any space, or in the public halls of the Building, either by Tenants or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

     14. Tenants shall not place additional locks or bolts of any kind upon any of the doors or windows of their Premises and no lock on any door therein shall be changed or altered in any respect. Duplicate keys for Tenant's Premises and toilet rooms (if applicable) shall be procured only from Landlord, which may make a reasonable charge therefor. Upon the termination of a Tenant's lease, all keys of the Premises shall be delivered to the Landlord.

     15. At the option of the Landlord the workmen of the Landlord must be employed by Tenants for repairs, remodeling, renovation, lettering, interior moving of furniture and equipment, and other similar work that may be done on or in their Premises, such work being performed by Landlord or Landlord's contractors at Tenant's expense, including a reasonable mark-up, not to exceed 5%, for Landlord's overhead expense and profit for work or service performed.

     16. Tenants shall permit the janitor of the Landlord to clean their Premises. Landlord will not be responsible for lost or stolen personal property, equipment, money or any article taken from the Premises or Building, regardless of how or when loss occurs.

     17. In the event Tenant must dispose of crates, boxes, etc., which will not fit into office wastepaper baskets, it will be the responsibility of the Tenant to dispose of same. In no event shall Tenants leave any refuse in the public hallways or other areas of the Building (excepting Tenant's own Premises) for disposal.

     18. Tenants shall not place showcases or other articles in front of or affixed to any part of the exterior of the Building, nor placed in the hall, corridors or vestibules without the prior written consent of the Landlord.

     19. Landlord may prohibit any advertising by Tenants which, in Landlord's opinion, tends to impair the reputation of the Building. Upon written notice from the Landlord, Tenant shall refrain from or discontinue such advertising.

     20. If a Tenant employs laborers or others outside of the Building, such Tenant shall not have its employees paid in the Building, but shall arrange to pay their payrolls elsewhere. Tenant shall not advertise for laborers, giving an address at the Building.

     21. Bicycles or other vehicles shall not be permitted in the offices, halls, stairwells, corridors, lobbies, public walkways, and elevators of the Building, nor shall any obstruction of sidewalks or entrances of the Building by such be permitted.

     22. The sidewalks, entries, passages, elevators and staircases shall not be obstructed or used by Tenants, their servants, agents or visitors for any other purpose than ingress and egress to and from the respective offices.

     23. Canvassing, soliciting and peddling in the Building are prohibited and Tenants shall cooperate to prevent the same.

     24. No animals, birds, or pets of any kind, excluding seeing eye dogs, shall be allowed in Tenant's Premises or Building.

     25. The water closets, urinals, waste lines, vents or flues of the Building shall not be used for any purpose other than those for which they were constructed, and no rubbish, acids, vapors, newspapers or other such substances of any kind shall be thrown into them. The expense caused by any breakage, stoppage or damage resulting from a violation of this rule by any Tenant, its employees, visitors, guests or licensees, shall be paid by Tenant.

     26. All contractors and/or technicians performing work for Tenants within the Building shall be referred to Landlord for approval before performing such work. This shall apply to all work including but not limited to, installation of telephone or telegraph equipment, electrical devices and attachments, and all installations affecting floors, walls, windows, doors, ceilings, equipment or any other physical feature of the Building. None of this work shall be done by Tenants without Landlord's prior written approval, which approval shall not be unreasonably withheld or delayed.

     27. If any Tenant desires radio signal, communication, alarm or other utility or service connection installed or changed, such work shall be done at the expense of Tenant, with the prior written approval (which approval shall not be unreasonably withheld or delayed) and under the direction of Landlord. No wiring shall be installed in any part of the Building without Landlord's approval and direction. Landlord reserves the right to disconnect any radio, signal or alarm system when, in Landlord's opinion, such installation or apparatus interferes with the proper operation of the Building or systems within the Building.

     28. Except as permitted by Landlord, Tenant shall not mark upon, paint signs upon, cut, drill into, drive nails or screws into, or in any way deface the walls, ceilings, partitions or floors of the Premises except in connection with the installation of Tenant's equipment and furniture and except for hanging pictures and other wall hangers, or the Building, and the repair cost of any damage caused by any Tenant or Tenant's Agents shall be paid for by Tenant.

     29. All glass, lighting fixtures, locks and trimmings in or upon the doors and windows of the Tenant's Premises shall be kept whole and whenever any part thereof shall be broken through cause attributable to any Tenant, its agents, guests or employees, the same shall immediately be replaced or repaired at Tenant's expense, and put in order under the direction and to the satisfaction of Landlord and shall be left whole or in good repair, together with the same number and kind of keys as may be received by Tenants on entering upon possession of any part of said Building or during the tenancy.

     30. The cost of repairing any damage to the public portions of the Building or the public facilities or to any facilities used in common with other Tenants, caused by any Tenant or the employees, licensees, agents or invitees of the Tenant, shall be paid by such Tenant.

     31. Tenants shall not install any resilient tile or floor covering in the Premises except in a manner approved by Landlord. Tenants shall not remove any carpet or wall coverings, window blinds, window draperies, or anything affixed to or in their Premises without the prior written approval from Landlord.

     32. No awnings or other projections shall be attached to the outside of the Building or on or around the windows of the Premises by Tenants without the prior written consent of the Landlord. No curtains, blinds, draperies, shades or screens shall be attached or hung in, or used in connection with, any window or door of the Tenant's Premises by Tenants, without the prior written consent of the Landlord. Such awnings, projections, curtains, blinds, draperies, shades, screens or other fixtures must be of a quality, type, material and color, and attached in the manner approved by Landlord.

     33. The sashes, sash doors, windows, side glass, glass floors and any lights or skylights that reflect or admit light into the halls or other places of the Building shall not be covered or obstructed by Tenants without the prior written approval from Landlord.

     34. Tenants shall not have access to the roof of the Building, nor make any installations upon or through the roof or walls of the Building, without the prior written consent of Landlord.

     35. Tenant shall cooperate fully with the life safety plans of the Building established and administered by the Landlord. This includes participation by Tenant and employees of the Tenant in exit drills, fire inspections, life safety orientations and other programs relating to fire safety that may be promulgated by the Landlord.

     36. No furniture shall be placed in front of the Building or in any lobby or corridor, without the prior written consent of Landlord. Landlord shall have the right to remove all non-permitted signs and furniture, without notice to Tenant, and at the expense of Tenant.

     37. If any Tenant desires telegraphic, telephonic or other electric connections, Landlord, or its agents, will direct the electricians as to where and how the wires may be introduced, and without such direction, no boring or cutting for wires will be permitted. Any such installation and connection shall be made at Tenant's expense.

     38. Tenant shall not unduly obstruct such pipes, conduits and ducts in the Leased Premises so as to prevent reasonable access thereto.

     39. Tenant agrees to use chair pads to be furnished by Tenant under all rolling and ordinary desk chairs in the carpeted areas throughout the term of this lease.

     40. Smoking is not allowed in the Premises or the Building.

     41. Corridor doors when not in use, shall be kept closed.

     42. Any and all furniture, equipment, plants, planters, or anything else that Tenant desires to place on the balcony must have the prior written consent of Landlord.

     43. Signs, advertisements, graphics or notices visible in or from public corridors or from outside the Building shall be subject to Landlord's prior written approval.

     44. All Tenant modifications resulting from remodeling in or to its Premises must conform to the City of Englewood Building and Fire Codes, as well as the Building Codes for Waterview One. Tenants shall obtain approval from Landlord of any such modifications and shall deliver "as-built" plans therefor to Landlord upon completion. Modifications shall also comply with all state and federal codes and restrictions, including, without limitation, the Americans With Disabilities Act.

     45. No Tenant shall tamper with or attempt to adjust temperature control thermostats in its Premises. Landlord shall adjust thermostats as required to maintain the building standard temperature. Tenant will be billed for damage in the event that thermostats have been tampered with.

     46. It is recommended that all window blinds remain down and tilted at a forty-five (45) degree angle toward the street to help maintain comfortable room temperatures and conserve energy.

     47. All requests for overtime air conditioning or heating must be submitted in writing to Landlord by 2:00 p.m. on the business day prior to the day a Tenant desires such service.

     48. Tenants are required to lock all office doors leading to corridors and to turn out all lights at the close of their working day.

     49. Landlord reserves the right to rescind any of these rules and regulations and to make such other and further rules and regulations as in its judgment shall from time to time be required for the safety, protection, care and cleanliness of the Building, the operation thereof, the preservation of good order therein, and the protection and comfort of the Tenants and their agents, employees and invitees, and the rules and regulations shall apply with equal force to similar types of tenants. Such rules and regulations, when made and written notice thereof given to a Tenant, shall be binding upon such Tenant in like manner as if originally herein prescribed.

                               EXHIBIT G TO LEASE

                            FORM OF LETTER OF CREDIT

                           ____________________, 1997

HIGHLAND PARK VENTURERS, LLC
Waterview One
8005 South Chester Street
Englewood, Colorado  80112

RE:    Letter of Credit No. _____________

Gentlemen:

         We hereby issue in your favor, at the request and for the account of Verio Inc., our irrevocable Letter of Credit in the amount of $___________________ which is available against presentation of your sight draft. The amount of the credit shall automatically reduce without amendment by $_________________ on the first day of each month commencing _________________,
1997. The draft must be accompanied by:

                 1. This Letter of Credit No. _______________; and

                 2. Certification signed by the manager of Highland Park
                    Venturers, LLC, or an officer (or partner, if such entity is a partnership) of its transferee or assignee, stating essentially as follows:

                 "The undersigned Beneficiary is the owner of the property described in the Office Lease dated __________, 1997 by and between Highland Park venturers, LLC, as Landlord, and Verio Inc., as Tenant (the "Lease"). The amount requested by the draft accompanying this statement is the amount to which Beneficiary is entitled under the terms of the Lease as a result of an Event of Default under the Lease and Beneficiary requests payment of the enclosed draft under the enclosed Letter of Credit."

         This Letter of Credit shall be subject to the Special Conditions set forth on Exhibit 1, such exhibit being considered a part hereof and incorporated herein by reference.

         We hereby agree that all drafts drawn under and in compliance with the terms of this credit shall meet with honor upon presentation and delivery of documents on or before 5:00 p.m., Denver time, _______________, as specified to the drawee.

                                           -------------------------------------



                                           By:
                                              ----------------------------------
                                           Title:
                                                 -------------------------------

                                    EXHIBIT 1

                       To Letter of Credit No. ___________

         The Letter of Credit shall be governed by the following Special
Conditions:

         1. This Letter of Credit shall be governed by and construed in accordance with the laws of the State of Colorado, including specifically, but not limited to, C.R.S. 4-5-101, et seq., entitled Uniform Commercial Code -- Letters of Credit, as amended. The provisions of Uniform Customs and Practice for Documentary Credits, I.C.C. Publication No. 500, 1983 Revision, 290, effective October 1, 1975, shall not be applicable to this Letter of Credit.

         2. Issuer agrees that it may not defer honor beyond the close of the first banking day after presentment of a sight draft drawn hereunder and accompanying documents.

         3. This Letter of Credit shall be transferable and assignable to any person or entity who is the successor or assignee of Beneficiary's interest under the Lease entered into on or about _________________, 1997, between HIGHLAND PARK VENTURERS, LLC, a Colorado limited liability company and VERIO INC., a Delaware corporation. Such transfer shall be accomplished by providing Norwest Bank Colorado, N.A. with the appropriate transfer form and the original letter of credit for endorsement; provided, however, that such transfer shall not be subject to the approval of Norwest Bank Colorado, N.A.

                             WORK LETTER - OPTION A
                             LANDLORD PERFORMS WORK

                                  June 20, 1997


Verio Inc.
9250 East Costilla Avenue
Suite 400
Englewood, CO 80112


      Re:   Tenant:   Verio Inc., a Delaware corporation

            Premises: Approximately 33,300 rentable square feet of
                      space on the 1st and 2nd floors (the "Premises")

            Address:  8005 South Chester Street, Englewood, Colorado 80112

Gentlemen:

     Concurrently herewith, you as Tenant and the undersigned as Landlord have executed a Lease (the "Lease") covering the Premises (the provisions of the Lease are hereby incorporated by reference as if fully set forth herein). In consideration of the execution of the Lease, Landlord and Tenant mutually agrees as follows:

             I. Space Planning, Engineering, and Planning Allowance

     1.1 Landlord has provided to Tenant the architectural and engineering drawings for the base building improvements to be completed by Landlord, which drawings are listed on the attached EXHIBIT _ ("Landlord's Drawings"), and prepared by Michael Barber Architecture (such architectural firm or its replacement, if replaced by Landlord prior to completion of construction, is referred to as the "Landlord's Architect") and engineers selected and retained by Landlord (the "Engineers"). Landlord shall have the right to make changes and modifications in the base building improvements during construction and Landlord shall provide copies to Tenant of modifications to Landlord's Drawings as and when available to reflect such modifications for portions of the drawings applicable to the Premises. The work to be completed by Landlord in accordance with the Landlord's Drawings as modified is hereinafter referred to as the "Base Building Work." Landlord shall complete the Base Building Work in a good and workmanlike manner in accordance with Applicable Laws.

     1.2 Tenant has retained W.E. Kieding Associates as Tenant's architect ("Tenant's Architect") and has also separately retained the Engineers (independent of Landlord's contractual relationship) as its engineers to assist Tenant's Architect in preparation of plans for finish work in the Premises. Tenant shall provide to Landlord the Tenant-approved space plans for the Premises (collectively referred to herein as "Space Plans") prepared by Tenant's Architect by August 1, 1997; Tenant shall also have the Engineers review the Space Plans on

Tenant's behalf for conformity to the design specifications for the base building structure and systems. The Space Plans shall contain information specified in EXHIBIT A and shall be sufficiently complete to permit Landlord and the Engineers to review such drawings for the purpose of determining conformity with the base building specifications for the Building and for the purposes described in Section 1.3 below. The Space Plans shall be prepared by Tenant's Architect at Tenant's sole cost and expense, subject to Landlord's payment of the Allowance as hereinafter provided.

     1.3 Within five (5) business days after receipt by Landlord of the Space Plans, Landlord shall review the Space Plans and confer with Tenant covering such review. The Engineers shall advise Landlord and Tenant whether the base building structure and systems will have to be supplemented or modified in order to allow installation of work shown on the Space Plans. If Landlord or the Engineers reasonably determine that the Space Plans (i) are inconsistent with the base building specifications for the Building; (ii) do not contain all of the information specified in Exhibit A or are not sufficiently complete to permit Landlord to review them for the purposes set forth therein; or (iii) indicates space usages inconsistent with the Lease, Tenant shall revise the Space Plans accordingly and resubmit them to Landlord and the review procedure and time frames set forth above shall be repeated. In addition to the foregoing, Landlord may review the Space Plans to determine if Landlord, in Landlord's discretion, will require the removal of any of such work at the expiration or earlier termination of the Lease; if Landlord does not so inform Tenant, Tenant shall not be required to remove any of such work at the end of the Term. All time required for Tenant to resubmit the Space Plans and for Landlord's review thereof after Landlord's initial review period, shall be deemed "Tenant Delay." Tenant shall pay all costs and expenses incurred by Landlord in connection with review and approval of the Space Plans by the Engineers, subject to Landlord's payment of the Allowance as hereinafter provided. When approved by Landlord and Tenant, the Space Plans shall be acknowledged as such by Landlord and Tenant signing each sheet therefor and such approved drawings shall be deemed the "Approved Space Plans."

     1.4 On or before September 18, 1997, Tenant shall provide Landlord with architectural working drawings prepared by Tenant's Architect (the "Architectural Working Drawings") and structural, plumbing, fire protection, mechanical controls, electrical and life safety engineering drawings prepared by the Engineers ("Engineering Working Drawings") for the Premises approved by Tenant for review by Landlord substantially in the form provided in EXHIBIT A. The Architectural Working Drawings shall be coordinated by the Architect with the Engineering Working Drawings prepared by the Engineers pursuant to Paragraph
1.3 above. The Architectural Working Drawings and the Engineering Working Drawings shall be a logical extension of the Approved Space Plans. Tenant's Architect shall be responsible for any conflicts between the Architectural Working Drawings and field conditions. Tenant shall be responsible for the consistency between the Architectural Working Drawings and the Engineering Working Drawings, conflicts with the base building drawings and field conditions and for the Architectural Working Drawings and the Engineering Working Drawings complying with building code provisions. Landlord is obligated to notify Tenant's architect of significant changes in Landlord's drawings. Any problems caused by any inconsistency of the drawings shall be Tenant's sole responsibility. If the review by Landlord uncovers design errors, Landlord shall give notice thereof within five (5) business days after Landlord's receipt of Architectural Working Drawings and the Engineering Working Drawings submitted by Tenant. If Landlord does not reply within such period, it shall be presumed that Landlord has no objection thereto. However, such approval shall not limit Landlord's right to request changes in the future in the event design errors are discovered. If Landlord notifies Tenant of design errors, Tenant shall revise the Architectural Working Drawings and the Engineering Working Drawings accordingly and resubmit them to Landlord and the review procedure set forth above shall be repeated. Delay caused by such revisions shall be deemed Tenant Delay. When approved by Landlord and Tenant, the Engineering Working Drawings and the Architectural Working Drawings shall be acknowledged as such by Tenant and Landlord signing each sheet thereof and such approved drawings shall be deemed the "Final Working Drawings." The Final Working Drawings shall be sufficiently complete and accurate so as to permit Landlord to submit the Final Working Drawings for bid in accordance with Section 2.1 below.

     1.5 Changes to the Final Working Drawings may be made only upon prior written approval of Landlord, which approval shall not be unreasonably withheld. Landlord shall respond to all written requests for changes within seven (7) business days of Landlord's receipt of the same. If Landlord does not respond within such period, Landlord shall be deemed to have consented to the requested changes. Any delay in completion of the Finish Work which results from any such changes or the process of approval or disapproval shall be deemed Tenant Delay. Landlord's review of the Space Plans, Architectural Working Drawings, Engineering Working Drawings or Final Working Drawings shall not imply approval by Landlord for their completeness, design sufficiency, or as to compliance with the requirements of applicable codes, rules, or regulations of any governmental agencies having jurisdiction thereof now in effect or which may hereafter be in effect.

                          II. Finish Work and Allowance

     2.1 Prior to the commencement of the Finish Work, Landlord will provide Tenant with a cost proposal for completing such Work in accordance with the Final Working Drawings. The proposal shall include a tentative schedule and all estimated costs of Landlord's Contractor. Tenant shall have ten (10) calendar days to respond to such proposal and schedule, in writing. Unless Landlord receives Tenant's written rejection within such period, the proposal and schedule shall be deemed accepted by Tenant. If within such period Landlord receives Tenant's written rejection of the proposal, and schedule, then Tenant and Tenant's Architect shall forthwith meet with Landlord's representative to revise the Final Working Drawings and/or Landlord's Contractor's pricing. All costs of such revisions including engineering, estimating, coordination, layout and printing of drawings and any other incidental expenses shall be borne by Tenant (subject to Landlord's payment of the Allowance as hereinafter provided) and any delays resulting therefrom shall be deemed Tenant Delay, except for delays caused by revisions in Landlord's Contractor's pricing as a result of errors by Landlord's Contractor in failing to submit a bid consistent with the Final Working Drawings. Following approval of the Final Working Drawings, Landlord's tenant finish contractor and subcontractors (herein referred to collectively as "Landlord's Contractor") shall diligently perform all finish work in the Premises, including, but not limited to, those millwork items and all cabinetry work which are permanently attached to walls and form a part of the Premises, substantially in accordance with the Final Working Drawings (the "Finish Work"). The Commencement Date will be the date that Landlord delivers the Premises to Tenant Ready for Occupancy. "Ready for Occupancy" means the date that Landlord substantially completes the Base Building Work (subject only to landscaping, cosmetic and other items, the incompletion of which does not interfere with Tenant's ability to commence Tenant's normal business office use of the Premises) and substantially completes the Finish Work, subject only to punchlist items as referred to in Section 2.3 below, as certified by Landlord's Architect. If the delivery of the Premises is delayed beyond the scheduled Commencement Date, the commencement date of the Initial Term will be delayed in accordance with Section 5 of the Lease.

     2.2 Landlord shall pay the cost of all Finish Work completed in accordance with the Final Working Drawings (including the cost of preparation of the Approved Space Plans and Working Drawings and the Engineer's review thereof, all labor, materials, permits, fees and contractors and subcontractors charges) up to a maximum calculated on the basis of Twenty Dollars ($20.00) per rentable square foot of the Premises (the "Allowance"). Notwithstanding the foregoing, Landlord shall have no obligation to expend more than Fifty Cents per rentable square foot of the Premises for preparation of the Final Working Drawings prior to commencement of construction of the Finish Work; if Tenant's Architect or the Engineers require payment in excess of such amount, Tenant shall pay such excess when required to be paid and later receive reimbursement from the Allowance to the extent that Allowance is not expended for other purposes as of the Commencement Date. The Allowance is to be expended solely for the benefit of Landlord; that is, the Allowance will be expended only to pay for design, engineering, installation, and construction of the Finish Work which under the Lease becomes the property of Landlord upon installation and not for movable furniture, equipment, cabling, and trade fixtures not physically attached to the Premises. The cost of all Finish Work in excess of the Allowance to which Tenant is entitled as set forth above shall be at Tenant's expense. Tenant shall pay all such expenses in full prior to the commencement of the work by Landlord. Landlord shall not include in costs of Finish Work a supervisory fee or construction management fee for Landlord's personnel.

     2.3 Landlord shall give notice to Tenant when Landlord anticipates that the Finish Work has been sufficiently completed so that Tenant may enter the Premises prior to the Commencement Date for the purpose of installing Tenant's fixtures and equipment. During such period Tenant shall cooperate with Landlord's contractor so as not to interfere with completion of the Finish Work. Following preparation of the punchlist, Tenant is responsible for repair of damage caused by Tenant's Contractors in the Building or Premises. If Tenant takes possession of all or any part of the Premises prior to the scheduled Commencement Date or the date the Premises are Ready for Occupancy for the purpose of conducting its usual business therein, all terms and provisions of the Lease shall apply as of the date Tenant commences its business, including the obligation for the payment of all rent and other amounts owing hereunder. Following receipt of such notice and prior to Tenant's installation of its fixtures and equipment, the representatives of Landlord and Tenant shall jointly inspect the Premises with Landlord's Architect and develop a punchlist of items of the Finish Work that have not been completed, distinguishing between those items which must be completed prior to the Premises being deemed Ready for Occupancy for Tenant to conduct its business and those items that can be completed by Landlord's Contractor after Tenant takes occupancy for the purpose of conducting its business; in the event of a dispute, Landlord's Architect and Tenant's Architect shall mutually resolve such dispute and if the Architects cannot agree upon a resolution, the Architects shall jointly appoint an independent architect whose determination shall be binding on the parties. No items which are incomplete due to Tenant Delay shall be included on the punchlist. Taking possession of the Premises by Tenant shall be conclusive evidence as against Tenant that the Premises were in the condition agreed upon between Landlord and Tenant and acknowledgment of satisfactory completion of the Finish Work except for the punchlist items and except for latent defects of which Tenant gives notice to Landlord within 11 months following the date the Premises are deemed Ready for Occupancy. Landlord shall complete the punchlist items with reasonable diligence and shall remedy latent defects of which Tenant gives notice to Landlord in accordance with the foregoing provision.

     2.4 Notwithstanding any provision herein or in the Lease to the contrary, the Commencement Date and Tenant's rental obligations and other obligations will not be delayed or extended by any Tenant Delay. The term "Tenant Delay", as referred to above, shall include, but not be limited to, delay: (i) in the preparation, finalization or approval of the Approved Space Plans or Final Working Drawings caused by Tenant (or its agents or employees); (ii) caused by modifications, revisions and changes to the Approved Space Plans or Final Working Drawings due to changes requested by Tenant (or its agents or employees); (iii) in the delivery, installation or completion of any non-standard items specified by Tenant; (iv) in soliciting and approving subcontractor bids; or (v) of any other kind or nature in the completion of the Finish Work caused by Tenant (or its agents or employees). All delay other than Tenant Delay shall be deemed Landlord Delay. If the Premises are not Ready for Occupancy by April 30, 1998 (which date shall be subject to extension for Tenant Delay) (the "Termination Date"), Tenant shall have a right to terminate this Lease by written notice delivered to Landlord within fifteen (15) days following such date but prior to the Premises being made Ready for Occupancy; provided, however, that Landlord shall have a right to delay the Termination Date until Landlord then estimates the Premises will be Ready for Occupancy (not in any event to exceed 3 months) (the "Estimated Completion Date") by either (1) arranging for Tenant to remain in Tenant's existing space (the space subject to the Solarium Lease and the space located at 9250 East Costilla Avenue; collectively, the "Existing Premises") and Landlord paying the portion of such holdover rental that is in excess of the rentals being paid under such leases prior to such holdover, or (2) making temporary substitute space of reasonably comparable quality to the Existing Premises in the southeast suburban metropolitan Denver area available for occupancy by Tenant until the Estimated Completion Date at a cost to Tenant not to exceed the rentals attributable to the Existing Space being substituted, with Landlord being responsible for all rental costs in excess of such rentals and all costs of relocating Tenant and of preparing the temporary substitute space for occupancy by Tenant and making it reasonably suitable for the conduct of Tenant's business. In the event Landlord is able to make such space available in accordance with clauses (1) or (2) above, the Termination Date shall be extended to the Estimated Completion Date. If the Premises are not Ready for Occupancy by the extended Termination Date, Landlord (if Landlord has been unable to meet the Delivery Date deadline for reasons beyond Landlord's reasonable control) or Tenant shall have the right to terminate the Lease within fifteen (15) days of the extended Termination Date. In the event this Lease is terminated in accordance with the foregoing provisions, the Lease shall be deemed terminated effective as of Tenant's delivery of its notice of termination and Landlord and Tenant shall be relieved of all obligations arising thereafter under the Lease, as if it had expired in accordance with its terms and Landlord shall return the Deposit and the Letter of Credit to Tenant.

     2.5 Tenant has designated Cynthia Lucas as its sole representative with respect to the matters set forth in this Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter. Tenant has the right by written notice to Landlord to change its designated representative.

     2.6 Landlord has designated Greg Pohle as its representative with respect to Landlord's responsibilities under this Work Letter, who shall have full authority and responsibility to act on behalf of the Landlord as required in this Work Letter. Landlord shall have the right, by written notice to Tenant, to change its designated representative.

     2.7 Any and all notices required to be given hereunder shall be in writing in accordance with the terms and provisions of Section 28 of the Lease. However, in all cases notices shall also be given to those individuals to be specified pursuant to Paragraph 2.5 and 2.6 above.

                                          Very truly yours,

                                          HIGHLAND PARK VENTURERS, LLC, a
                                          Colorado limited liability company

                                          By:
                                             -----------------------------------
                                                     Authorized Signature

                                                          "Landlord"

ACCEPTED AND APPROVED this
____ day of ____________. 19__.

VERIO INC., a Delaware corporation


By:
   --------------------------------
Print Name:
           ------------------------
Print Title:
             ----------------------

ATTEST:

By:
   --------------------------------
Print Name:
           ------------------------
Print Title:
             ----------------------

                  "Tenant"

                                LIST OF EXHIBITS

Exhibit A              Space Plan and Working Drawings Requirements

                        EXHIBIT A TO OPTION A WORK LETTER

                  SPACE PLANS AND WORKING DRAWINGS REQUIREMENTS

I.       Space Plans

         Tenant's submission of Space Plans to Landlord shall comply in all respects to the following requirements and standards. The intent of this listing is not to be exhaustive in all details; rather, to assist Tenant and Tenant's Architect in defining all information required Landlord's review of the space usages and evaluation of general improvements required thereby.

         1. All Space Plans shall be drawn to 1/8" scale and may be produced on CAD equipment.

         2. Tenant shall submit one (1) reverse mylar sepia and seven (7) blueprints of all Space Plans with notes describing the general intent of the usage and the improvement requirements.

         3. The Space Plans and the notes thereon shall depict the quality of the work to be furnished and performed, which quality level shall be not less than the quality of the existing Building improvements.

         4. Such Space Plans and notes shall include: (a) partition layout and door locations; (b) depiction of electrical and communication equipment requirements other than for normal office equipment, including modifications required to floor or main telephone or electric closets; (c) reflected ceiling plan showing non-standard lighting and ceiling construction or constraints which will affect mechanical, electrical, fire protection or life safety systems; (d) Tenant's anticipated special mechanical and plumbing requirements;
            (e) Tenant's anticipated special floor loading requirements; (f) Tenant's anticipated requirements for floor penetrations, including but not limited to special stairs, dumbwaiters, conveyors, pneumatic systems, elevators or architectural features; and (g) approximate information regarding anticipated structural and mechanical, electrical, fire protection, controls and life safety system design requirements.

II.      Working Drawings

         Tenant's submission of Working Drawings (construction documents inclusive of one (1) reverse mylar and seven (7) blueprints of Architectural and Engineering Drawings and Specifications) to Landlord shall comply in all respects to the following requirements and standards. The intent of this listing is not to be exhaustive in all details; rather, to assist Tenant and Tenant's Architect in defining all information required by Landlord to complete the Landlord's review of the space usages and the quality and extent of the proposed construction and its effect upon the building and building systems.

         Tenant, upon receipt of Space Plan Approvals from Landlord, shall coordinate same with the Working Drawings prepared by Tenant's Architect, it being understood that the Working Drawings shall be consistent with a logical extension of the Space Plans. Tenant shall be responsible for consistency between Working Drawings and the Space Plans.

         The Working Drawings shall depict the quality of the work to be performed (the Tenant Improvements) and shall indicate a quality level equal to (as determined by Landlord) or exceeding the requirements set forth by the base building core and shell construction contract documentation.

         The Working Drawings shall include but not be limited to the following:
         (a) partition layout and door locations; (b) electrical outlets, including the location and usage thereof; (c) telephone outlets, including description of system, size of conduit servicing each outlet, power and mechanical requirements for system and any requirements affecting base building construction, including modifications required to floor or main telephone rooms; (d) reflected ceiling plan showing standard and non-standard lighting, switching requirements and ceiling construction or constraints which will affect mechanical, electrical, fire protection or life safety systems and shall include all necessary specification information and details of items or construction; (e) Tenant's occupancy capacity, usage equipment loads for all spaces (all specifications on usage or equipment therein, including BTU per hour output on all equipment and parameters to the extent of special work required), particularly special usage rooms, including but not limited to conference rooms, lounges, coffee rooms, copy rooms, computer terminal or keypunch rooms, audio-visual rooms and reproduction or print rooms which require special heating, ventilating, air conditioning or fire protection (all specifications on usage or equipment therein, including BTU per hour output of all equipment and parameters as to extent of special work required); (f) Tenant's floor loading for all spaces (all specifications, weight, vibration and vibration isolation for each item sufficiently complete for structural engineering design), particularly special usage rooms, including, but not limited to file rooms, storage rooms, computer rooms and reproduction or print rooms; (g) floor penetrations, including but not limited to special stairs, dumbwaiters, conveyors, pneumatic systems, elevators or architectural features; (h) requirements of security, music and paging systems, including specific locations and system design specifications; and (i) all structural and mechanical, electrical, fire protection, controls and life safety systems requirements.

         The Working Drawings shall include the following as well: (1) all millwork and equipment which shall be part of the Finish Work and become part of the Premises; (2) a complete finish schedule for all floors, walls, ceilings, including millwork, door frames, etc; (3) keying schedules; (4) special blocking requirements as may be required to support wall or ceiling hung furniture or equipment; and (5) all other information necessary to complete construction of the Premises, including the architect's stamp if required by the Building Department.

         Said Working Drawings when approved by Landlord and Tenant shall be acknowledged as such by Tenant and Landlord signing each sheet of the Working Drawings. These drawings shall be referred to hereinafter as "Final Working Drawings."

                             WORK LETTER -- OPTION B
                              TENANT PERFORMS WORK


                                  June 20, 1997


Verio Inc.
-------------------

-------------------

-------------------

         Re:   Tenant:     Verio Inc., a Delaware corporation

               Premises:   Approximately 33,300 rentable square feet of
                           space on the 1st and 2nd floors (the "Premises")

               Address:    8005 South Chester Street, Englewood, Colorado  80112

Gentlemen:

     Concurrently herewith, you ("Tenant") and the undersigned ("Landlord") have executed a Lease (the "Lease") covering the Premises (the provisions of the Lease are hereby incorporated by reference as if fully set forth herein and initially capitalized words not defined have the same meaning set forth in the Lease). In consideration of the execution of the Lease, Landlord and Tenant mutually agree as follows:

                        1. Space Planning and Engineering

     1.1 Landlord has provided to Tenant the architectural and engineering drawings for the base building improvements to be completed by Landlord, which drawings are listed on the attached EXHIBIT __ ("Landlord's Drawings"), and have been prepared by Michael Barber Architecture (such architectural firm or its replacement, if replaced by Landlord prior to completion of construction, is referred to as the "Landlord's Architect") and engineers selected and retained by Landlord (the "Engineers"). Landlord shall have the right to make changes and modifications in the base building improvements during construction and Landlord shall provide copies to Tenant of modifications to Landlord's Drawings as and when available to reflect such modifications for portions of the drawings applicable to the Premises. The work to be completed by Landlord in accordance with the Landlord's Drawings as modified is hereinafter referred to as the "Base Building Work." Landlord shall complete the Base Building Work in a good and workmanlike manner in accordance with Applicable Laws.

     1.2 Tenant has retained W.E. Kieding Associates as Tenant's architect ("Tenant's Architect") and has also separately retained the Engineers (independent of Landlord's contractual relationship) as its engineers to assist Tenant's Architect in preparation of plans for finish work in the Premises. Tenant shall provide to Landlord the Tenant-approved space plans for the Premises (collectively referred to herein as "Space Plans") prepared by W.E. Kieding Associates ("Tenant's Architect") by August 1, 1997; Tenant shall also have the Engineers review the Space Plans on Tenant's behalf for conformity to the design specifications for the base building structure and systems. The Space Plans shall contain information specified in EXHIBIT A and shall be sufficiently complete to permit Landlord and the Engineers to review such drawings for the purpose of determining conformity with the base building specifications for the Building and for the purposes described in Section 1.3 below. The Space Plans shall be prepared by Tenant's Architect at Tenant's sole cost and expense, subject to Landlord's payment of the Allowance as hereinafter provided.

     1.3 Within five (5) business days after receipt by Landlord of the Space Plans, Landlord shall review the Space Plans and confer with Tenant concerning such review. The Engineers shall advise Landlord and Tenant whether the base building structure and systems will have to be supplemented or modified in order to allow installation of work shown on the Space Plans. If Landlord or the Engineers reasonably determine that the Space Plans (i) are inconsistent with the base building specifications for the Building; (ii) do not contain all of the information specified in Exhibit A or are not sufficiently complete to permit Landlord to review them for the purposes set forth therein; or (iii) indicate space usages inconsistent with the Lease, Tenant shall revise the Space Plans accordingly and resubmit them to Landlord and the review procedure and time frames set forth above shall be repeated. In addition to the foregoing, Landlord may review the Space Plans to determine if Landlord, in Landlord's discretion, will require the removal of any of such work at the expiration or earlier termination of the Lease; if Landlord does not so inform Tenant, Tenant shall not be required to remove any of such work at the end of the Term. All time required for Tenant to resubmit the Space Plans and for Landlord's review thereof after Landlord's initial review period, shall be deemed "Tenant Delay." Tenant shall pay all costs and expenses incurred by Landlord in connection with review and approval of the Space Plans by the Engineers, subject to Landlord's payment of the Allowance as hereinafter provided. When approved by Landlord and Tenant, the Space Plans shall be acknowledged as such by Landlord and Tenant signing each sheet therefor and such approved drawings shall be deemed the "Approved Space Plans."

     1.4 On or before September 18, 1997, Tenant shall provide Landlord with architectural working drawings prepared by Tenant's Architect (the "Architectural Working Drawings") and structural, plumbing, fire protection, mechanical controls, electrical and life safety engineering drawings prepared by the Engineers ("Engineering Working Drawings") for the Premises approved by Tenant for review by Landlord substantially in the form provided in EXHIBIT A. The Architectural Working Drawings shall be coordinated by the Architect with the Engineering Working Drawings prepared by the Engineers pursuant to Paragraph
1.3 above. The Architectural Working Drawings and the Engineering Working Drawings shall be a logical extension of the Approved Space Plans. Tenant's Architect shall be responsible for any conflicts between the Architectural Working Drawings and field conditions. Tenant shall be responsible for the consistency between the Architectural Working Drawings and the Engineering Working Drawings, conflicts with the base building drawings and field conditions and for the Architectural Working Drawings and the Engineering Working Drawings complying with building code provisions. Landlord is obligated to notify Tenant's Architect of significant changes in Landlord's drawings. Any problems caused by any inconsistency of the drawings shall be Tenant's sole responsibility. If the review by Landlord uncovers design errors, Landlord shall give notice thereof within five (5) business days after Landlord's receipt of Architectural Working Drawings and the Engineering Working Drawings submitted by Tenant. If Landlord does not reply within such period, it shall be presumed that Landlord has no objection thereto. However, such approval shall not limit Landlord's right to request changes in the future in the event design errors are discovered. If Landlord notifies Tenant of design errors, Tenant shall revise the Architectural Working Drawings and the Engineering Working Drawings accordingly and resubmit them to Landlord and the review procedure set forth above shall be repeated. Delay caused by such revisions shall be deemed Tenant Delay. When approved by Landlord and Tenant, the Engineering Working Drawings and the Architectural Working Drawings shall be acknowledged as such by Tenant and Landlord signing each sheet thereof and such approved drawings shall be deemed the "Final Working Drawings."

     1.5 Changes to the Final Working Drawings may be made only upon prior written approval of Landlord, which approval shall not be unreasonably withheld. Landlord shall respond to all written requests for changes within seven (7) business days of Landlord's receipt of the same. If Landlord does not respond within such period, Landlord shall be deemed to have consented to the requested changes. Any delay in completion of the Finish Work which results from any such changes or the process of approval or disapproval shall be deemed Tenant Delay. Landlord's review of the Space Plans, Architectural Working Drawings, Engineering Working Drawings or Final Working Drawings shall not imply approval by Landlord for their completeness, design sufficiency, or as to compliance with the requirements of applicable codes, rules, or regulations of any governmental agencies having jurisdiction thereof now in effect or which may hereafter be in effect.

                       2. Finish Work and Finish Allowance

     2.1 Tenant agree to execute a contract for design and construction services to complete the Finish Work (the "Contract") with contractors and subcontractors reasonably satisfactory to Landlord (collectively, "Tenant's Contractors"). Tenant and Tenant's Contractors will be required to adhere to the requirements set forth on Exhibit B and such other requirements as Landlord imposes (collectively, "Requirements"). The Contract will incorporate the provisions of the Requirements. Prior to execution of the Contract, Tenant will provide a copy to Landlord. Landlord will review the Contract for compliance with the Requirements within two business days thereafter and advise further in writing. Following approval, Tenant will promptly commence and proceed diligently to complete the Finish Work.

     2.2 Landlord has no obligation to Tenant's Contractors except for the provision of those services which Landlord provides to other tenant finish contractors in the Building without preference or privileges, and Landlord agrees to provide such services. Tenant's Contractors will be obligated to cooperate with contractors employed by Landlord who are completing work in the Building ("Landlord's Contractors") and such Contractors will each conduct its respective work in an orderly fashion and manner so as not to unreasonably interfere with the other. Notwithstanding the foregoing, Tenant's subcontractors with respect to all mechanical, electrical, fire protection and controls work in the Premises will be the subcontractors used by Landlord for such work in the Building.

     2.3 Tenant assumes full responsibility for Tenant's Contractor's performance of all work including compliance with Applicable Laws, and for all Tenant's Contractors' property, equipment, materials, tools or machinery placed or stored in the Premises during the completion thereof. All such work is to be performed in a good and workmanlike manner consistent with first class standards.

     2.4 Landlord shall give notice to Tenant when Landlord has determined that all or any portion of the Base Building Work has been sufficiently completed that Tenant's Contractors can commence completion of the Finish Work in the Premises. Following receipt of such notice and prior to Tenant's Contractors commencing the Finish Work, the representatives of Landlord and Tenant shall jointly inspect the Premises with Landlord's Architect and develop a punchlist of items of Base Building Work that have not been completed, distinguishing between those items which must be completed prior to Tenant having Tenant's Contractors commence work and those items that can be completed by Landlord's Contractor while Tenant's Contractors are completing Finish Work in the Premises; in the event of a dispute, Landlord's Architect and Tenant's Architect shall mutually resolve such dispute and if the Architects cannot agree upon a resolution, the Architects shall jointly appoint an independent architect whose determination shall be binding on the parties. The date on which a portion of the Premises is made available by Landlord to Tenant for completion of the Finish Work subject only to punchlist items that can be completed by Landlord's Contractor while Tenant's Contractors are completing Finish Work in the Premises, is referred to as the "Delivery Date" for such portion of the Premises; following the Delivery Date, Landlord shall complete the punchlist items with reasonable diligence. Following preparation of the punchlist, Tenant is responsible for repair of damage caused by Tenant's Contractors in the Building or Premises. Following the Delivery Date, Tenant is responsible for the diligent completion of all finish work substantially in accordance with the Final Drawings (the "Finish Work"), at its sole cost and expense, subject to Landlord's payment of the Allowance. Tenant's use and occupancy of the Premises prior to the Commencement Date is subject to all of the terms and provisions of the Lease, except for Tenant's obligation to pay Base Rent and its Pro Rata Share of increases in Operating Expenses. Landlord shall not charge a supervisory fee or construction management fee for Landlord's personnel, but Tenant shall pay Landlord's reasonable charges for hoisting, electricity, water and other services provided to Tenant and Tenant's Contractors between the Delivery Date and the Commencement Date. Tenant will cause Tenant's Contractors to: (i) conduct work so as not to unreasonably interfere with any other construction occurring in the Building (including punchlist items in the Premises) or any other tenants of the Building; (ii) comply with the Requirements and all other rules and regulations relating to construction activities in the Building promulgated from time to time by Landlord for the Building; (iii) reach agreement with Landlord's Contractors as to the terms and conditions for hoisting, systems interfacing, and use of temporary utilities; and (iv) delivery to Landlord such evidence of compliance with the provisions of this paragraph as Landlord may reasonably request.

     2.5 Landlord will pay the cost of the Finish Work completed in accordance with the Final Drawings (including the cost of preparation of the Space Plan and Final Drawings and Landlord's review thereof) calculated on the basis of $20.00 per rentable square foot of the Premises (the "Allowance"). The cost of all Finish Work in excess of the Allowance will be at Tenant's expense.

     2.6 The Allowance is to be expended solely for the benefit of Landlord; that is, the Allowance will be expanded only to pay for design, engineering, installation, and construction of the Finish Work which under the Lease becomes the property of Landlord upon installation and not for movable furniture, equipment, cabling, and trade fixtures not physically attached to the Premises. Any of Landlord's costs and expenses required to be paid by Tenant will also be paid out of the Allowance. Prior to Tenant commencing construction of the Finish Work, Tenant shall provide Landlord with notice of the total estimated cost of all Finish Work. Landlord shall not be obligated to disburse any of the Allowance until Tenant shall have paid for, and provided evidence of completion and payment for, such portion of the Finish Work as reflects in total the amount of the estimated costs of the Finish Work in excess of the Allowance; Landlord's disbursement of the Allowance shall be for other Finish Work thereafter completed and paid for by Tenant. As design, engineering, and construction work is completed and Tenant receives invoices therefor, Tenant will submit requests for payment to Landlord not more frequently than monthly, along with appropriate lien waivers (substantially in the forms attached hereto as Exhibit C) and such other documentation as Landlord requires. Following receipt of such documentation, Landlord will pay the amounts requested by delivery to Tenant of Landlord's check(s) payable to Tenant or, at Landlord's option, payable to Tenant and Tenant's Contractors jointly; provided, however, to the extent that the costs set forth in Tenant's Contract plus the costs of preparing the Final Working Drawings are estimated to exceed the Allowance, the Allowance shall be disbursed by Landlord only for costs other than, and after payment by Tenant for, such excess amounts. Notwithstanding the foregoing, Landlord shall have no obligation to expend more than Fifty Cents per rentable square foot of the Premises for preparation of the Final Working Drawings prior to commencement of construction of the Finish Work; if Tenant's Architect or the Engineers require payment in excess of such amount, Tenant shall pay such excess when required to be paid and later receive reimbursement from the Allowance to the extent that the Allowance is not expended for other purposes as of the Commencement Date. Unless otherwise agreed by Landlord and Tenant in writing and subject to delays beyond Tenant's reasonable control, if any portion of the costs to be reimbursed by the Allowance has not been requested by Tenant on or before December 31, 1998, such amount will be forfeited by Tenant to Landlord.

     2.7 Landlord will, during completion of the Finish Work and immediately thereafter, reasonably cooperate in the balancing of the Building HVAC system serving the Premises at Tenant's sole cost and expense. Tenant will pay all such expenses within 10 days after billing from Landlord.

     2.8 Tenant will indemnify, defend and hold harmless Landlord, Building Manager, and Landlord's Contractors from and against liability, costs or expenses, including attorney's fees on account of damage to the person or property of any third party arising out of, or resulting from the performance of the Finish Work, including, but not limited to, mechanics' or other liens or claims (and all costs associated therewith). Tenant will also repair or cause to be repaired at its expense all damage caused to the Premises or the Building by Tenant's Contractors or its subcontractors. Further, Landlord will have the right as described in Section 12.1 of the Lease to post and maintain notices of non-liability.

     2.9 Tenant agrees to submit to Landlord upon completion of all work one reverse mylar sepia and two blueprint copies of the as built drawings (the Final Drawings showing all changes thereon).

     2.10 Notwithstanding anything to the contrary in the Lease, the actual "Commencement Date" will be the later of (i) the scheduled Commencement Date set forth in Section 1 of the Lease or (ii) the 69 days after the Delivery Date. Notwithstanding any provision herein or in the Lease to the contrary, the Commencement Date and Tenant's Rent obligations and other obligations will not be delayed or extended by any delay in completion of the Finish Work unless such delay is caused by "Net Landlord Delay." The term "Landlord Delay" means any delay in the preparation, finalization or approval of the Approved Plan or Final Drawings or completion of the Finish Work caused by Landlord's failure to perform its obligations under this Work Letter within the time limits set forth herein. All delays other than Landlord Delay are deemed "Tenant Delay." "Net Landlord Delay" means the number of days, if any, by which Landlord Delay exceeds Tenant Delay and the Commencement Date will be delayed by a number of days equal to the number of days of Net Landlord Delay, if any. If the Delivery Date does not occur by February 1, 1998 (which date shall be subject to extension for Tenant Delay) (the "Termination Date"), Tenant shall have a right to terminate this Lease by written notice delivered to Landlord within fifteen
(15) days following such date but prior to the Delivery Date; provided, however, that Landlord shall have a right to delay the Termination Date until Landlord then estimates the Delivery Date will occur (not in any event to exceed 3 months) (the "Estimated Delivery Date") by either (1) arranging for Tenant to remain in Tenant's existing space (the space subject to the Solarium Lease and the space located at 9250 East Costilla Avenue; collectively, the "Existing Premises") and Landlord paying the portion of such holdover rental that is in excess of the rentals being paid under such leases prior to such holdover, or
(2) making temporary substitute space of reasonably comparable quality to the Existing Premises in the southeast suburban metropolitan Denver area available for occupancy by Tenant until 90 days following the Estimated Delivery Date at a cost to Tenant not to exceed the rentals attributable to the Existing Premises being substituted, with Landlord being responsible for all rental costs in excess of such rentals and all costs of relocating Tenant and of preparing the temporary substitute space for occupancy by Tenant and making it reasonably suitable for the conduct of Tenant's business. In the event Landlord is able to make such space available in accordance with clauses (1) or (2) above, the Termination Date shall be extended to the Estimated Delivery Date. If the Delivery Date does not occur on the extended Termination Date, Landlord (if Landlord has been unable to meet the Delivery Date deadline for reasons beyond Landlord's reasonable control) or Tenant shall have the right to terminate the Lease within fifteen (15) days of the extended Termination Date. In the event this Lease is terminated in accordance with the foregoing provisions, the Lease shall be deemed terminated effective as of Tenant's delivery of its notice of termination and Landlord and Tenant shall be relieved of all obligations arising thereafter under the Lease, as if it had expired in accordance with its terms and Landlord shall return the Deposit and the Letter of Credit to Tenant.

     2.11 Tenant designates and authorizes Cynthia Lucas to act for Tenant in this Work Letter. Tenant has the right by written notice to Landlord to change its designated representative.

     2.12 Landlord designates and authorizes Greg Pohle to act for Landlord in this Work Letter. Landlord has the right by written notice to Tenant to change its designated representative.

     2.13 All notices required hereunder will be in writing in accordance with
Section 28 of the Lease.

                                         Very truly yours,

                                         HIGHLAND PARK VENTURERS, LLC, a
                                         Colorado limited liability company

                                         By:
                                            ------------------------------------
                                                   Authorized Signatory

                                                        "Landlord"

ACCEPTED AND APPROVED this
____ day of ____________. 19__.

VERIO INC., a Delaware corporation


By:
   --------------------------------
Print Name:
            -----------------------
Print Title:
            -----------------------

ATTEST:

By:
   --------------------------------
Print Name:
            -----------------------
Print Title:
            -----------------------

                   "Tenant"

                                LIST OF EXHIBITS

   Exhibit A              Space Plan and Drawings Requirements

   Exhibit B              Landlord's Requirements of Tenant the Contractors

   Exhibit C              Form of Lien Waivers

                        EXHIBIT A TO OPTION B WORK LETTER

               SPACE PLANS AND ARCHITECTURAL DRAWINGS REQUIREMENTS

I.        Space Plans

Tenant's Space Plans will comply with the following requirements which are intended to assist Tenant and Tenant's Architect in defining all information required for Landlord's review of the space usages and evaluation of the improvements contemplated thereby.

         1. All Space Plans will be drawn to 1/8" scale and may be produced on CAD equipment.

         2. Tenant will submit one reverse mylar sepia and two blue prints of all Space Plans with notes describing the general intent of the usage and the improvement requirements.

         3. The Space Plans and the notes thereon will depict the quality of the work which will be not less than the quality of the existing Building improvements.

         4. The Space Plans and notes shall include: (a) partition layout and door locations; (b) depiction of electrical and communication equipment requirements other than for normal office equipment, including modifications required to floor or main telephone or electric closets; (c) reflected ceiling plan showing non-standard lighting and ceiling construction or constraints which will affect mechanical, electrical, fire protection or life safety systems;
              (d) Tenant's special mechanical and plumbing requirements; (e) Tenant's special floor loading requirements; (f) Tenant's requirements for floor penetrations, including but not limited to special stairs, dumbwaiters, conveyors, pneumatic systems, elevators or architectural features; and (g) approximate information regarding anticipated structural and mechanical, electrical, fire protection, controls and life safety systems design requirements.

II.      Architectural Drawings

         Tenant's submission of Architectural Drawings (construction documents inclusive of one reverse mylar and two blueprints of Architectural Drawings and Specifications) to Landlord will comply with the following requirements which are intended to assist Tenant and Tenant's Architect in defining all information required by Landlord to complete Landlord's review of space usages and the quality and extent of the proposed construction and its effect upon the building and building systems.

         Tenant, upon receipt of the Approved Space Plan from Landlord, will coordinate them with the Architectural Drawings prepared by Tenant's Architect, it being understood that the Architectural Drawings will be consistent with and a logical extension of the Approved Space Plans. Tenant is responsible for consistency between the Architectural Drawings and the Approved Space Plans.

         The Architectural Drawings will depict the quality of the work to be performed (the "Finish Work") and must provide for a quality level equal to (as determined by Landlord) or exceeding the requirements of the base building core and shell construction contract documentation.

         The Architectural Drawings will include but not be limited to: (a) partition layout and door locations; (b) electrical outlets, including the location and usage; (c) telephone outlets, including description of system, size of conduit servicing each outlet, power and mechanical requirements for system and any requirements affecting base building construction, including modifications required to floor or main telephone rooms; (d) reflected ceiling plan showing standard and non-standard lighting, switching requirements and ceiling construction or constraints which will affect mechanical, electrical, fire protection or life safety systems, and will include all necessary specifications and details of items or construction; (e) Tenant's occupancy capacity, usage equipment loads for all spaces, particularly special usage rooms, including but not limited to conference rooms, lounges, coffee rooms, copy rooms, computer terminal or keypunch rooms, audio-visual rooms and reproduction or print rooms which require special heating, ventilating, air conditioning or fire protection (all specifications on usage or equipment therein, including BTU per hour output of all equipment and parameters as to extent of special work required); (f) Tenant's floor loading for all spaces (all specifications, weight, vibration and vibration isolation for each item sufficiently complete for structural engineering design), particularly special usage rooms, including, but not limited to file rooms, storage rooms, computer rooms and reproduction or print rooms; (g) floor penetrations, including but not limited to special stairs, dumbwaiters, conveyors, pneumatic systems, elevators or architectural features; and
         (h) all structural, mechanical, electrical, fire protection, controls and life safety systems requirements.

         The Architectural Drawings will include the following as well: (1) all millwork and equipment which will be part of the Finish Work and become part of the Premises; (2) a complete finish schedule for all floors, walls, ceilings, including millwork, door frames, etc.; (3) keying schedules; (4) special blocking requirements as may be required to support wall or ceiling hung furniture or equipment; and (5) all other information necessary to complete construction of the Premises, including the architect's stamp if required by the Building Department.

         The Architectural Drawings when approved by Landlord and Tenant will be acknowledged as such by Tenant and Landlord initialing each sheet thereof. These drawings are referred to hereafter as "Final Architectural Drawings."

                        EXHIBIT B TO OPTION B WORK LETTER
                      LANDLORD REQUIREMENTS OF THE CONTRACT


The Contract will be subject to review and approval of Landlord and will fully incorporate the following provisions. In the event of any conflict between any provisions of the Contract and the provisions below, the provisions below will control.

1. The Contract will be in writing and will cover all aspects of the Finish Work. No Finish Work will be performed except pursuant to the Contract. fully executed copies of the Contract will be delivered to Landlord. If Landlord determines that the Contract does not comply with the provisions hereof, it will immediately be corrected and no work will be commenced in the Premises until the deficiencies have been corrected. Any delays in completion resulting from modifications will be Tenant Delays. Following delivery of a copy of the Contract to Landlord and its [review] [approval], no modification will be effective unless and until a copy thereof has been delivered to Landlord for its review.

2. Changes in the Final Drawings will be made only upon prior written approval of Landlord which will be deemed given if Tenant has not been informed otherwise in writing or by oral communication confirmed in writing within 5 days of Landlord's receipt of the requested changes.

3. Scheduling of Finish Work: The Contract will obligate Tenant's Contractor to perform Finish Work in accordance with time schedules acceptable to Tenant, Tenant's Contractor and Landlord. Any schedule proposed by Tenant's Contractor will be based upon Tenant's Contractor applying its best efforts to the Finish Work.

4. Tenant's Contractor will not knowingly perform Finish Work which will result in a lesser quality installation or provide inferior performance than that established by the base shell and core drawings and specifications covering similar work items. Landlord will have the right at any time during the performance of Finish Work or thereafter to require replacement and reconstruction at Tenant's Expense of Finish Work not conforming to the standards and specifications in the Final Drawings.

5. Tenant and Tenant's Contractor will give all notices and comply with all laws, ordinances, rules, regulations and orders of any public authority relating to the performance of the Finish Work. If either party observes that any Finish Work is at variance with any applicable codes, ordinances, laws, rules and regulations (collectively, "Applicable Laws"), it will promptly notify the other party and Landlord in writing, and necessary changes will be made by Tenant. If Tenant's Contractor performs any Finish Work that it knows is contrary to Applicable Laws, and fails to deliver prior notice to Tenant and Landlord, Tenant's Contractor will assume full responsibility therefor and will bear all costs attributable to repair, replacement or correction. Tenant, Tenant's Contractor and its subcontractors will comply with Federal, State and local tax laws, social security acts, unemployment compensation acts and such other acts and laws as are applicable to the performance of Finish Work.

6. All risk of loss to all property of Tenant, Tenant's Contractor and its subcontractors will be the sole responsibility of Tenant, Tenant's Contractor and its subcontractors, and Landlord will have no responsibility therefor.

7. Tenant and Tenant's Contractor agree that in order to maintain Landlord's warranties and guarantees for the mechanical, electrical, control life safety, and fire protection systems, all Finish Work affecting these systems will be completed by the base shell core subcontractors performing the respective base shell and core Work items; provided, however, at Landlord's sole option, it may allow other subcontractors to perform work in the Building on special systems which may require connection into the foregoing base building systems.

8.   The following insurance requirements will be complied with:

     a. Minimum Coverage - Prior to any Finish Work being commenced by Tenant's Contractor, it will obtain and maintain insurance with minimum coverage and limits to protect Tenant and Landlord from the claims hereafter set forth which may arise or result from Tenant's Contractor's performance of any Finish Work, whether such work is performed by Tenant's Contractor, its subcontractors, or by anyone for whose acts such parties may be liable as follows (subject to the provisions below, such limits may be provided by an appropriate "umbrella" policy):

          (1) Workmen's Compensation and occupational disease insurance at the statutory limits provided for by the State of Colorado;

          (2) Employer's liability insurance in an amount not less than $100,000 for all damages arising from each accident or occupational disease;

          (3) Commercial general liability insurance covering: (i) Operations premises liability;

                    (ii) Owner's and Contractor's protective liability;

                    (iii) Completed operations;

                    (iv) Product liability;

                    (v)  Contractual liability;

                    (vi) Broad form property damage endorsement and property
               damage caused by conditions otherwise subject to exclusion for explosion, collapse or underground damage.

          (4)  Insurance limits:

               Bodily Injury:

               $1,000,000 each occurrence; $1,000,000 aggregate completed operations products

               Property Damage

               $500,000 each occurrence; $500,000 aggregate operations; $500,000 aggregate protective; $500,000 aggregate completed operations products

          (5) Comprehensive automobile liability insurance covering all owned, hired or non-owned vehicles including the loading and unloading thereof with limits of no less than:

               Automobile Bodily Injury:

               $500,000 each person; $1,000,000 each occurrence;

               Automobile Property Damage:

               $500,000 each person

     b. Physical damage insurance covering the completed value of the Finish Work which will afford coverage against "all risks" for physical loss or damage.

     c. Cancellation - All such insurance will be carried with a company satisfactory to Landlord and Tenant and the liability policy will name Landlord and Tenant and their employees and agents as additional insured parties. Each policy will provide that it will not be cancelled or altered except after 15 days prior written notice to Tenant and Landlord, and the certificate of insurance will so state.

     d. Policy Termination - Tenant's Contractor and each subcontractor will maintain all insurance required hereunder during the term of the Contract and for a period ending one year after the date of completion of all Finish Work done pursuant to the Contract to the extent such insurance is written in a "claims made basis."

     e. Policies - Prior to commencement of work by Tenant's Contractor, it will deliver one copy of the policies or certificates evidencing such insurance to Tenant and Landlord. Such policies must be approved by Tenant and Landlord prior to commencement of work. Notwithstanding the above, Landlord may require greater coverage or larger limits by serving notice upon Tenant. Without the written consent of Landlord, Tenant's Contractor agrees that it will not allow any subcontractor to commence work within the building until such subcontractor has obtained the required insurance.

     f. Umbrella Liability Insurance - Umbrella liability insurance with limits of liability for claims of bodily injury, personal injury and property damage liability not less than $10,000,000 each occurrence and $10,000,000 aggregate.

     g. Waiver of Subrogation - Tenant and Tenant's Contractor will waive all rights against each other and the subcontractors, sub-subcontractors, agents and employees, for damages caused by fire or other perils available under the normal "All Risk" I.S.O. insurance policy on the work itself and the Building. [Upon receipt of evidence satisfactory to Landlord that all insurance required to be carried hereunder has been obtained, Landlord will, upon request of Tenant, execute a document evidencing its agreement to waive all rights it would otherwise have against Tenant or Tenant's Contractor for damage covered by its property insurance on the Building.]

9. Tenant's Contractor will indemnify, defend, and hold harmless Tenant and Landlord and their respective representatives, agents and employees from and against all claims, damages, losses and expenses, including, but not limited to reasonable attorney's fees, arising out of or resulting from the performance of Finish Work or Tenant's Contractor's failure to perform in accordance with the Contract (but specifically excluding the Finish Work itself and the Building) which are: a) caused in whole or in part by any negligent act or omission of Tenant's Contractor, any subcontractor, anyone directly or indirectly employed by any of them or anyone for whose acts any of them may be liable, regardless of whether or not such claim, loss, damage or expense is caused in part by a party indemnified hereunder, and
     b) attributable to bodily injury, sickness, disease or death, or destruction of or damage to tangible property including loss of use resulting from any of the foregoing acts.

     Tenant's indemnification obligation under this Paragraph 9 will not be limited by any limitation on the amount or type of damages, compensation or benefits payable by or for the Contractor or any subcontractor under workmen's compensation acts, disability benefit acts or other employee benefit acts.

10. Tenant's Contractor and Tenant will agree that while Landlord may make available to Tenant's Contractor for incorporation into the Finish Work materials previously purchased by Landlord, Landlord is not the manufacturer of such materials nor is it the commercial supplier of such materials. Accordingly, Tenant and Tenant's Contractor will agree that if either one or both of them have any claim with respect to any of such materials supplied by Landlord for incorporation into the Finish Work, whether such claims relate to any alleged breach of an express warranty or an implied warranty or otherwise, any claims against Landlord whether directly or by way of defense, counterclaim, cross claim or offset are waived and released and such claims will be brought exclusively against the person or entity from whom Landlord purchased such materials or against the manufacturer. Landlord will execute such documents as may be reasonably necessary to assign any rights Landlord would otherwise have against a supplier or manufacturer.

11. Landlord or Tenant may require Tenant's Contractor to provide payment and performance bonds for any or all Finish Work, such bonds to be provided at Tenant's expense. Any bond will be requested and provided prior to commencement of Finish Work.

12. If Tenant's Contractor is adjudicated a bankrupt, or makes a general assignment for the benefit of its creditors, or if a receiver is appointed on account of Tenant's Contractor's insolvency, or if Tenant's Contractor persistently or repeatedly refuses or fails, except in cases where delay is justified, to supply enough properly skilled workmen or proper materials or if Tenant's Contractor persistently disregards Applicable Laws, or otherwise is guilty of a substantial violation of a provision of the Contract, Tenant may, without prejudice to any right or remedy and after giving Tenant's Contractor and its surety, if any, 7 business days' written notice, terminate the Contract and take possession of all materials, equipment, tools, construction equipment and machinery owned by Tenant's Contractor and will thereafter complete the Finish Work by whatever method it may deem expedient. In such case, Tenant's Contractor will not be entitled to receive any further payments until completion of all Finish Work; provided, however, that Tenant's actions will not release Tenant's Contractor from any obligations to Tenant arising from its performance or nonperformance prior to the date of such termination. Following completion, Tenant will pay Tenant's Contractor an amount equal to the aggregate of the amounts actually due under the Contract at the time of the termination, less the cost to Tenant of completing the Finish Work.

13. Prior to commencement of any Finish Work in the Premises, Tenant's Contractor will give written notice to Landlord and Tenant of the date work will commence. If a subcontractor or materialman files a mechanics' lien as a result of performing Finish Work pursuant to the Contract, then, provided Tenant's Contractor has been paid for such work, Tenant's Contractor will indemnify and defend Tenant and Landlord from said lien and will, when requested by Tenant or Landlord, furnish (as Landlord or Tenant may specify) either a bond sufficient to discharge the lien, deposit in an escrow approved by Landlord and Tenant a sum equal to 150% of the amount of such lien or obtain for Landlord an endorsement through Landlord's title policy insuring against loss or damage resulting from such lien. Subject to any restrictions of Landlord's Mortgagee on the Building, Tenant's Contractor may, in cooperation with Landlord and Tenant, contest the validity of a mechanics' lien, including the right to prosecute any appeals so long as during the pendency of any contest, Tenant's Contractor will effectively stay any official or judicial sale of the Building, upon execution or otherwise, and so long as Tenant's Contractor immediately pays any final judgment entered and procures record satisfaction thereof. If Tenant or Landlord is a party to any such contest, or any other action resulting from or arising out of the performance of the Finish Work, Tenant's Contractor will pay all legal fees and other costs and expenses incurred by Landlord and Tenant in such action. If Tenant's Contractor fails to provide a bond, cash escrow or title endorsement, or otherwise fails to fully satisfy and obtain the release of a lien in accordance with the provisions hereof, Tenant's Contractor will be obligated to refund Tenant or Landlord, as the case may be, all monies that the latter may pay in discharging any such lien including costs and reasonable attorneys' fees incurred in settling, defending against, appealing or in any other manner dealing with any such lien.

14. Tenant's Contractor will warrant and agree at its expense to correct or cause to be corrected any defects in the Finish Work (including, but not limited to, defects due to defective workmanship or materials whether supplied, installed or performed by Tenant's Contractor or any subcontractor or supplier) which occur within one year after Tenant's

     Contractor has substantially completed the Finish Work, including completion of all punchlist items, or for such longer period as may be set forth in the Final Drawings. Tenant's Contractor will require a similar warranty in all subcontracts, and will deliver to Landlord and Tenant, together with appropriate assignments, if required, all warranties of subcontractors and suppliers. All warranties will extend to both Landlord and Tenant, as their respective interests in such Finish Work exist pursuant to the Lease.

15. Tenant's Contractor will: (a) comply with all reasonable rules relating to construction activities in the Building promulgated by Landlord or Landlord's Contractor; (b) be responsible for reaching agreement with Landlord as to the conditions for use of the elevators, systems interfacing, use of temporary utilities, access to the Premises and use of truck docks and storage areas.

16. Landlord has no obligation to Tenant's Contractor except for the provision of those services which Landlord provides to other tenant finish contractors in the Building without preference or privilege.

17. Landlord and Landlord's Contractor may, from time to time, inspect or perform work within the Premises. Such inspections or work will not conflict with Tenant's Contractor's work unless it is necessary for completion of Landlord's Work, or is an emergency situation. Landlord may suspend Tenant's Contractor's work in the Premises if such work, in the opinion of Landlord or of Landlord's Contractor, presents a danger to life, safety, or property, or in an emergency situation.

18. Tenant will give Landlord reasonable prior notice of all inspections, punchouts and other reviews during the course of construction so that Landlord may observe such events. Landlord will be likewise informed of all Building Department inspections and requirements for issuance of the Certificate of Occupancy for the Premises. Landlord's observation of any such events will, in no event be construed or interpreted as a review or approval by Landlord of any such work nor will it prevent Landlord, if it thereafter discovers any deficiency in such Work, from requiring correction. Tenant's Contractor will be solely responsible for obtaining a Certificate of Occupancy and will submit to Landlord the original prior to Tenant's occupancy of the Premises for the purpose of conducting business.


19. Landlord's Engineer or other agent will have the option of reviewing all equipment and materials to be used in the construction of the Finish Work and all work prior to Tenant move-in. Such review will in no event constitute approval by Landlord.

20. Tenant will promptly furnish Landlord a copy of the building permit issued to Tenant's Contractor after issuance.

21. Tenant's Contractor will not store materials or supplies in or outside the Building (other than within the Premises) without the prior approval of Landlord or Landlord's Contractor.

22. All deliveries except hand-held items must be taken to the floors via the freight elevator and not the passenger elevators. The passenger elevators are only for passenger use not for freight or handcarts.

23. Tenant's Contractor will provide at all times direct supervision of all work being performed for Tenant.

24. Tenant's Contractor will cooperate with Landlord in disposing refuse resulting from the Finish Work. This may include the use of Landlord's dumpster and a proration of charges associated with such use or at Landlord's option at Tenant's expense the placement of Tenant Contractor's dumpster at a location specified by Landlord.

25. Tenant's Contractor will acknowledge that the work to be performed by it for Tenant is also for the direct benefit of Landlord. Landlord will have the right to pursue in its own name directly against Tenant's Contractor any rights or remedies including, without limitation, claims for damages granted to Tenant.

     If any legal action or arbitration proceeding is commenced to enforce the provisions of the Contract or to recover damages as a result of the alleged breach of the provisions thereof, the prevailing party will be entitled to recover all reasonable costs incurred in connection therewith, including attorneys' fees.

     The Contract will be construed in accordance with the laws of the State of Colorado. Subject to Paragraph 26, any litigation or other proceeding will be decided by the District Court In and For the City and County of Denver, State of Colorado.

26. All claims, disputes and other matters in question between Tenant and Tenant's Contractor arising out of, or relating to, the Contract, will be decided by arbitration in accordance with the Construction Industry Arbitration Rules of the American Arbitration Association then obtaining unless the parties mutually agree otherwise. No such arbitration will include Landlord, its employees or consultants, except by written consent of Landlord and any other party sought to be joined.

                        EXHIBIT C TO OPTION B WORK LETTER

                              FORM OF LIEN WAIVERS

Appropriate lien waivers substantially in the forms attached hereto as Exhibits C-1, C-2, C-3, and C-4, as the case may be, will accompany all requests for payment by Tenant.

                       EXHIBIT C-1 TO OPTION B WORK LETTER

STATE OF COLORADO              )                 INTERIM CONTRACTOR'S
                               ) ss.             AFFIDAVIT RELEASE AND
COUNTY OF _____________        )                 LIEN WAIVER

TO WHOM IT MAY CONCERN:

     The undersigned, being first duly sworn, deposes and says that:

     1. He is _______________ of the ____________________, who is the general
Contractor for the project hereinafter identified (the "Contractor"), and that the undersigned is authorized to execute and deliver this document on behalf of the Contractor.

     2. The Contractor is the contractor for the performance of certain work and/or the furnishing of certain materials or supplies (the "Work") pursuant to a Contract between Contractor and Verio Inc. ("Verio"), for the improvements and project commonly known as _________________________ upon property legally described as: _________________________, County of __________, State of
__________, hereinafter referred to as the "Property." The Property is owned by Highland Park Venturers, LLC, a Colorado limited liability company, ("Owner").

     3. This instrument is executed and delivered in consideration of and for the purpose of inducing Verio Inc. and the Owner to make an interim payment of $__________ under the Contract, subject to collection of any check given as payment. The total amount of the Contract including change orders is $__________, and the undersigned acknowledges that upon receipt of this interim payment, the Contractor has received interim payments totalling $__________ under the Contract.

     4. The undersigned for the Contractor, subject to the receipt and collection of the interim payment herein requested, warrants and represents that: (i) all materials delivered to said project by or for the Contractor are for use therein only; (ii) title to all work, materials and equipment covered by said payment, whether or not incorporated in the improvement on the Property, has passed to the Owner, free and clear of all liens, claims, security or encumbrances (hereinafter all referred to as "liens"); (iii) all taxes applicable to the materials furnished for use in or on the Property and all taxes for the Work performed under the Contract have been fully paid; and (iv) all laborers, mechanics, subcontractors, materialmen and suppliers for all work done and for all materials, machinery, equipment, fixtures, tools, scaffolding and appliances furnished for the performance of the Contract and for any other indebtedness connected therewith for which Verio or the Owner of the Property might be responsible have been paid in full to the date hereof. Contractor, to the extent of the total of interim payments received, for itself, its successors, and on behalf of all persons able to claim through or under the
Contractor: (a) waives, relinquishes and releases all liens and rights of claims to liens for labor or materials furnished in the construction, improvement, alteration or repair involved in performance under the Contract; (b) agrees (1) to save Verio and Owner harmless from all liability, costs and expenses, including reasonable attorneys' fees, resulting from mechanic's and/or materialmen's liens for the performance of work or the furnishing of materials or supplies pursuant to the

Contract, (2) to discharge (by bond or otherwise) or to defend suit to enforce any mechanic's or materialmen's lien, claim to or right of action for any such lien which may be filed, and (3) to satisfy any claims or demands which arise out of, which are due to or which may be made for, any work performed or supplies furnished under the Contract or in furtherance of the construction or completion of the Contract, whether directly or indirectly attributable to the Contract; and (c) hereby releases Verio and the present and any future Owner of the Property, the Property, and any lender who may now or hereafter have a security interest in the Property, from all claims, rights of action, liabilities and liens which may be filed or asserted in connection with the Contract.

         Dated this _____ day of __________, 19___.


                                      ------------------------------------------
                                      Authorized representative of Contractor


         SUBSCRIBED AND SWORN TO before me this _____ day of __________, 19___.

         My commission expires ____________________.


                                       -----------------------------------------
                                       Notary Public

                       EXHIBIT C-2 TO OPTION B WORK LETTER

STATE OF COLORADO               )                 FINAL CONTRACTOR'S
                                )                 AFFIDAVIT, RELEASE AND
COUNTY OF _____________         )                 LIEN WAIVER

TO WHOM IT MAY CONCERN:

     The undersigned, being first duly sworn, deposes and says that:

     1. He is _______________ of the ____________________, who is the general
Contractor for the project hereinafter identified (the "Contractor"), and that the undersigned is authorized to execute and deliver this document on behalf of the Contractor.

     2. The Contractor is the contractor for the performance of certain work and/or the furnishing of certain materials or supplies (the "Work") pursuant to a Contract between Contractor and Verio Inc. ("Verio") for the improvements and project commonly known as _________________________ upon property legally described as: _________________________, County of __________, State of
__________, hereinafter referred to as the "Property." The Property is owned by Highland Park Venturers, LLC, a Colorado limited liability company ("Owner").

     3. This instrument is executed and delivered in consideration of and for the purpose of inducing Verio and the Owner to make final payment of $__________ under the Contract, subject to collection of any check given as payment. The total amount of the Contract including change orders is $__________, and the undersigned acknowledges that upon receipt of this final payment, the Contractor has been paid in full the total contract price under the Contract.

     4. The undersigned for the Contractor, subject to the receipt and collection of the final payment herein requested, warrants and represents that:
(i) all materials delivered to said project by or for the Contractor are for use therein only; (ii) title to all work, materials and equipment covered by said payment, whether or not incorporated in the improvement on the Property, has passed to the Owner, free and clear of all liens, claims, security or encumbrances (hereinafter all referred to as "liens"); (iii) all taxes applicable to the materials furnished for use in or on the Property and all taxes for the Work performed under the Contract have been fully paid; and (iv) all laborers, mechanics, subcontractors, materialmen and suppliers for all work done and for all materials, machinery, equipment, fixtures, tools, scaffolding and appliances furnished for the performance of the Contract and for any other indebtedness connected therewith for which Verio and the Owner of the Property might be responsible have been paid in full. Contractor for itself, its successors, and on behalf of all persons able to claim through or under the
Contractor: (a) waives, relinquishes and releases all liens and rights of claims to liens for labor or materials furnished in the construction, improvement, alteration or repair involved in performance under the Contract; (b) agrees (1) to save Verio and Owner harmless from all liability, costs and expenses, including reasonable attorneys' fees, resulting from mechanic's and/or materialmen's liens for the performance of work or the furnishing of materials or supplies pursuant to the Contract, (2) to discharge (by bond or otherwise) or to defend suit to enforce any mechanic's or materialmen's lien, claim to or right of action for any such lien which may be filed, and (3) to satisfy any claims or demands which arise out of, which are due to or which may be made for, any work performed or supplies furnished under the Contract or in furtherance of the construction or completion of the Contract, whether directly or indirectly attributable to the Contract; and (c) hereby releases Verio and the present and any future Owner of the Property, the Property, and any lender who may now or hereafter have a security interest in the Property, from all claims, rights of action, liabilities and liens which may be filed or asserted in connection with the Contract.

     Dated this _____ day of __________, 19___.


                                         ---------------------------------------
                                         Authorized representative of Contractor

         SUBSCRIBED AND SWORN TO before me this _____ day of __________, 19___.

         My commission expires ____________________.



                                         ---------------------------------------
                                         Notary Public

                       EXHIBIT C-3 TO OPTION B WORK LETTER



------------------------------------              INTERIM SUBCONTRACTOR'S OR
    Project                                       MATERIAL SUPPLIER'S AFFIDAVIT,
                                                  RELEASE AND LIEN WAIVER
------------------------------------
    Job Address

------------------------------------
    Job Number

STATE OF COLORADO                   )
                                    )  ss.
COUNTY OF __________                )

     The undersigned subcontractor or material supplier (herein referred to as "Subcontractor"), being first duly sworn, deposes and says that: He is over the age of 21 years and resides at: ____________________.

(IF SUBCONTRACTOR IS AN INDIVIDUAL:)
     1._______He is the Subcontractor referred to herein.

(IF SUBCONTRACTOR IS A PARTNERSHIP:)
     1._______He is a general partner in _____________________, a co-partnership composed of the undersigned and carrying on business at _______________, City of ______________. Said co-partnership is the Subcontractor referred to herein.

(IF SUBCONTRACTOR IS A CORPORATION:)
     1._______He holds the title of _____________, in __________________, a corporation organized under the laws of the State of ________________, carrying on business at ______________, City of __________________, State of
_______________, which corporation is the Subcontractor referred to herein. The undersigned is authorized to execute this instrument on its behalf.

     2._______Subcontractor is a subcontractor or material supplier for the performance of certain work and/or the furnishing of certain materials or supplies pursuant to an agreement or purchase order, as the case may be (hereinafter called the "Subcontract, "which term will refer to the agreement or purchase order, as the case may be), under a general contract between--(hereinafter called "Contractor"), and Verio Inc. (hereinafter called "Verio"), for the improvements or project known as ____________________, at ____________________, City of ______________________, County of
_____________________, State of _______________ (hereinafter called the
"Property"). The Property is owned by Highland Park Venturers, LLC, a Colorado limited liability company ("Owner").

     3 .______This instrument is delivered in consideration of and for the purpose of inducing Contractor to make interim payment of $__________ under the Subcontract, subject to collection of any check given as payment. Subcontractor acknowledges that upon receipt of this interim payment, Subcontractor has received from Contractor interim payments totaling $_________ under the Subcontract.

     4._______Subcontractor warrants and represents that: (i) all materials delivered to said project by or for Subcontractor are for use therein only; (ii) title to all work, material and equipment covered by said payment, whether or not incorporated in the Property, has passed to the Owner, free and clear of all liens, claims, security interests or encumbrances (hereinafter all referred to as "liens"); (iii) all taxes applicable to the materials furnished and the work performed under the Subcontract have been fully paid; and (iv) all laborers, mechanics, sub-subcontractors, materialmen and suppliers for all work done and for all materials, machinery, equipment, fixtures, tools, scaffolding and appliances furnished for the performance of the Subcontract and for any other indebtedness connected therewith for which Verio or the Owner of the Property might be responsible have been paid in full to the date hereof. Subcontractor, to the extent of the total of interim payments received, for itself, its successors, and on behalf of all persons able to claim through or under
Subcontractor: (a) waives, relinquishes and releases all liens and right or claim to a lien for labor or materials furnished in the construction improvement, alteration or repair involved in performance under the Subcontract;
(b) agrees to save Contractor harmless from all liability, costs and expenses, including reasonable attorneys' fees, to: (1) discharge (by bond or otherwise) or to defend suit to enforce, any mechanics' or materialmen's lien, claim to or right of action for such lien, which may be filed and (2) satisfy any claims or demands arising out of, due or which may be made, directly or indirectly attributable to the Subcontract, any work performed or supplies furnished thereunder, or in furtherance of the construction or completion of the Subcontract work; and (c) hereby releases Contractor, any money earned by Contractor, Contractor's sureties, Verio, the present and any future Owner, the Property and any lender who may now or hereafter have a security interest therein, from all claim, right of action, liability and lien which may be filed or asserted in connection with the Subcontract.

     Dated this _____ day of __________, 19__.


                             ---------------------------------------------------
                             As Subcontractor, General Partner of Subcontractor, or Authorized Officer of Subcontractor, above described

STATE OF ____________               )
                                    )  ss.
COUNTY OF __________                )

     Subscribed and sworn to before me this _______ day of ____________, 19__, by ______________, known to me to be the above-named signatory, who personally appeared before me and acknowledged that the foregoing instrument was freely and voluntarily executed for the uses and purposes and on behalf of the Subcontractor therein mentioned.

     My commission expires ________________.



                             ---------------------------------------------------
                             Notary Public in and for
                             said County and State

                       EXHIBIT C-4 TO OPTION B WORK LETTER


------------------------------------              INTERIM SUBCONTRACTOR'S OR
    Project                                       MATERIAL SUPPLIER'S AFFIDAVIT,
                                                  RELEASE AND LIEN WAIVER
------------------------------------
    Job Address

------------------------------------
    Job Number


STATE OF COLORADO                   )
                                    )  ss.
COUNTY OF __________                )

     The undersigned subcontractor or material supplier (herein referred to as "Subcontractor"), being first duly sworn, deposes and says that: He is over the age of 21 years and resides at: _________________.

(IF SUBCONTRACTOR IS AN INDIVIDUAL:)
     1.       He is the Subcontractor referred to herein.

(IF SUBCONTRACTOR IS A PARTNERSHIP:)
     1.       He is a general partner in __________________________________, a co-partnership composed of the undersigned and carrying on business at ______________________________, City of _____________. Said co-partnership is the Subcontractor referred to herein.

(IF SUBCONTRACTOR IS A CORPORATION:)
     1. He holds the title of ______________, in ____________________________, a corporation organized under the laws of the State of ________________________, carrying on business at ________________________, City of ________________, State of ________________,
which corporation is the Subcontractor referred to herein. The undersigned is authorized to execute this instrument on its behalf.

     2. Subcontractor is a subcontractor or material supplier for the performance of certain work and/or the furnishing of certain materials or supplies pursuant to an agreement or purchase order, as the case may be (hereinafter called the "Subcontract," which term will refer to the agreement or purchase order, as the case may be), under a general contract between (hereinafter called "Contractor"), and Verio Inc. (hereinafter called the "Verio"), for the improvements or project known as ___________________ at ___________________________, City of ____________, County of ______________,
State of ___________ (hereinafter called the "Property"). The Property is owned by Highland Park Venturers, LLC, a Colorado limited liability company ("Owner").

     3. This instrument is delivered in consideration of and for the purpose of inducing Contractor to make final payment of $__________, subject to collection of any check given as payment. Subcontractor acknowledges that upon receipt of this final payment, Subcontractor has been paid in full the total subcontract price of $__________, for all of the work performed under the Subcontract, including retainage, if any.

     4. Subcontractor warrants and represents that: (i) all materials delivered to said project by or for Subcontractor are for use therein only; (ii) title to all work, material and equipment covered by said payment, whether or not incorporated in the Property, has passed to the Owner, free and clear of all liens, claims, security interests or encumbrances (hereinafter all referred to as "liens"); (iii) all taxes applicable to the materials furnished and the work per-formed under the Subcontract have been fully paid; and (iv) all laborers, mechanics, sub-subcontractors, materialmen and suppliers for all work done and for all materials, machinery, equipment, fixtures, tools, scaffolding and appliances furnished for the performance of the Subcontract and for any other indebtedness connected therewith for which Verio or the Owner of the Property might be responsible have been paid in full. Subcontractor for itself, its successors, and on behalf of all persons able to claim through or under
Subcontractor: (a) waives, relinquishes and releases all liens and right or claim to a lien for labor or materials furnished in the construction improvement, alteration or repair involved in performance under the Subcontract;
(b) agrees to save Contractor harmless from all liability, costs and expenses, including reasonable attorneys' fees, to: (1) discharge (by bond or otherwise) or to defend suit to enforce, any mechanics' or materialmen's lien, claim to or right of action for such lien, which may be filed and (2) satisfy any claims or demands arising out of, due or which may be made, directly or indirectly attributable to the Subcontract, any work performed or supplies furnished thereunder, or in furtherance of the construction or completion of the subcontract work; and (c) hereby releases Contractor, any money earned by Contractor, Contractor's sureties, Verio, the present and any future Owner, the Property and any lender who may now or hereafter have a security interest therein, from all claim, right of action, liability and lien which may be filed or asserted in connection with the Subcontract.

     Dated this ______ day of ___________________, 19__.


                                         ---------------------------------------
                                         As Subcontractor, General Partner of
                                         Subcontractor, or Authorized Officer of
                                         Subcontractor, above described

STATE OF ____________               )
                                    )  ss.
COUNTY OF __________                )

     Subscribed and sworn to before me this ___ day of ___________, 19__, by ____________________, known to me to be the above-named signatory, who personally appeared before me and acknowledged that the foregoing instrument was freely and voluntarily executed for the uses and purposes and on behalf of the Subcontractor therein mentioned.

     My commission expires __________________.



                                                --------------------------------
                                                Notary Public in and for said
                                                County and State

                       FIRST AMENDMENT TO LEASE AGREEMENT

          THIS FIRST AMENDMENT TO LEASE AGREEMENT, dated as of December 16, 1997, is entered into by and between HIGHLAND PARK VENTURERS, LLC, a Colorado limited liability company ("Landlord") and VERIO INC., a Delaware corporation ("Tenant").

                                    Recitals:

          A. Landlord and Tenant entered into a written lease agreement, dated June 20, 1997 (the "Lease"). (Initially capitalized terms not otherwise defined herein have the same meaning as in the Lease.)

          B. Tenant has exercised its Right of First Offer set forth in Paragraph 2 of the Addendum to the Lease (the "Right"). In addition, Tenant desires to lease additional space adjacent to the space subject to the Right.

          C. Landlord and Tenant desire to amend the Lease in the manner and form hereinafter set forth to evidence the addition of the Right of First Offer Space and such additional space.

          NOW, THEREFORE, for good and valuable consideration, Landlord and Tenant hereby agree as follows:

          1. Tenant has exercised its Right prior to the Commencement Date of the Lease and, accordingly, the Right of First Offer Space (approximately 5,600 rentable square feet of space as depicted on Exhibit A-2 to the Lease) is added to the Lease effective as of the Commencement Date of the Lease (as determined in accordance with the Work Letter) for the Initial Term on all terms and conditions of the Lease. In addition, Landlord and Tenant agree that an additional 348 rentable square feet of space adjacent to the Right of First Offer Space shall be added to the Lease effective at the same time and on the same terms and conditions as otherwise applicable to the Right of First Offer Space. The Right of First Offer Space and such additional 348 rentable square feet, collectively approximately 5,948 rentable square feet as depicted on Exhibit A-3, attached hereto and incorporated herein by this reference, are referred to as the "Additional Space." Upon completion of the RFO Final Drawings for the Additional Space, such space shall be subject to remeasurement in accordance with Paragraph 1.A of the Addendum, in which event the square footage of the Additional Space, Tenant's Pro Rata Share, the RFO Allowance and the Parking Spaces, all as attributable to the Additional Space, shall be revised to reflect such remeasurement.

          2. Monthly Base Rent for the Additional Space, payable in addition to Base Rent for the initially demised Premises and in accordance with the Lease, shall be as follows (subject to final adjustment in accordance with Paragraph 1 of the Addendum to the Lease as referred to above):

            Period                               Monthly
            ------                               -------
          Months 1-36                          $10,830.32
          Months 37-60                         $10,904.67

          3. The Premises shall consist of approximately 39,248 rentable square feet of space and Tenant's Pro Rata Share set forth in Section 1.5 is amended to 40.2139%, subject to final adjustment in accordance with Paragraph 1 of the Addendum to the Lease.

          4. The Additional Space shall not be considered part of the Premises for purposes of completing tenant finish work under the Work Letter attached to the Lease; however, Landlord shall provide the Allowance prorated for the Additional Space and Landlord shall contract for completion of the RFO Finish Work for the Additional Space in accordance with the RFO Work Letter attached hereto.

          5. Concurrent with execution hereof, Tenant will deposit with Landlord $10,830.32 as an additional Security Deposit for a total Security Deposit of $71,464.07, to be held by Landlord in accordance with the Lease.

          6. The LC Maximum as provided in the Paragraph 4 of the Addendum is increased to $1,354,056.00 based on the 39,248 rentable square feet referred to in Paragraph 3 above and on the execution hereof Tenant shall provide Landlord with an endorsement or amendment to the Letter of Credit increasing the amount under the Letter of Credit to the revised LC Maximum or Tenant shall provide a substitute Letter of Credit in such LC Maximum amount (in which event, Landlord shall surrender the original Letter of Credit upon determination that the substitute Letter of Credit complies with the terms of the Lease). Such amount shall be subject to further readjustment based on the remeasurement of the Premises as provided in Paragraph 4 of the Addendum.

          7. Section 1.9 of the Lease shall be amended to 181 surface spaces and 7 covered spaces.

          8. Tenant represents it has not employed any broker with respect to this Amendment and has no knowledge of any broker's involvement in this transaction except the Brokers listed in Sections 1.14 and 1.15 of the Lease. Tenant and Landlord shall each indemnify the other against any expense incurred by other Landlord as a result of any claim for commissions or fees by any other broker, finder, or agent, whether or not meritorious, employed by the other or claiming by, through, or under the other, other than the Brokers. Tenant acknowledges Landlord is not liable for any representations by the Brokers regarding this Amendment.

          9. If there is any conflict between the terms of this Amendment and the terms of the Lease, the terms of this Amendment govern. The Lease as hereby amended is in full force and effect, is hereby ratified and affirmed by the parties, and is binding upon the parties in accordance with its terms.

          10. Time is of the essence herein.

          IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written and is effective upon delivery of a fully executed copy to Tenant.

VERIO INC., a Delaware corporation           HIGHLAND PARK VENTURERS, LLC, a
                                             Colorado limited liability company
By:      /s/  DEB M. GAHAN
   ----------------------------------
Print Name:   DEB M. GAHAN                   By: /s/ [ILLEGIBLE]
           --------------------------           --------------------------------
Print Title:  VP Finance                               Authorized Signatory

ATTEST:                                                     "Landlord"

By:
   ----------------------------------
Print Name:
           --------------------------
Print Title:
            -------------------------

                    "Tenant"

                                                                     EXHIBIT A-3



                                 LEVEL ONE PLAN

                               ONE HIGHLAND PARK

                                OFFICE BUILDING